                                                                   EXHIBIT 10(m)

                           Dated as of 31 October 2003


                                      among

                          GREIF RECEIVABLES FUNDING LLC
                                    as Seller


                                   GREIF, INC.
                        as GI Originator and as Servicer


                              GREIF CONTAINERS INC.
                                as GCI Originator


                          GREAT LAKES CORRUGATED CORP.
                               as GLCC Originator


                               SCALDIS CAPITAL LLC
                                  as Purchaser

                                       and

                              FORTIS BANK S.A./N.V.
                             as Administrative Agent


                         ------------------------------
                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------


                        Cadwalader, Wickersham & Taft LLP
                                   265 Strand
                                 London WC2R 1BH

                            Tel: +44 (0) 20 7170 8700
                            Fax: +44 (0) 20 7170 860

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.01   Certain Defined Terms...........................................1
Section 1.02   Other Terms....................................................21

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 2.01   Purchase Facility..............................................22
Section 2.02   Making Purchases...............................................22
Section 2.03   Receivable Interest Computation................................22
Section 2.04   Settlement Procedures..........................................23
Section 2.05   Fees...........................................................25
Section 2.06   Payments and Computations Etc..................................25
Section 2.07   Dividing or Combining Receivable Interests.....................26
Section 2.08   Increased Costs................................................26
Section 2.09   Reduced Return.................................................26
Section 2.10   Taxes..........................................................27
Section 2.11   Security Interest..............................................29
Section 2.12   Security Agreements............................................30

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

Section 3.01   Conditions Precedent to Initial Purchase.......................30
Section 3.02   Conditions Precedent to All Purchases..........................31

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01   Representations and Warranties of the Seller...................32
Section 4.02   Representations and Warranties of the Servicer.................35

                                    ARTICLE V
                                    COVENANTS

Section 5.01   Covenants of the Seller........................................36
Section 5.02   Covenant of the Seller and each Originator.....................43

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Section 5.03   Covenants of Servicer, Seller and each Originator;
               Account Control................................................44
Section 5.04   Covenants of the Servicer......................................44

                                   ARTICLE VI
                ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

Section 6.01   Designation of Servicer........................................46
Section 6.02   Duties of Servicer.............................................46
Section 6.03   Certain Rights of the Administrative Agent.....................48
Section 6.04   Rights and Remedies............................................49
Section 6.05   Further Actions Evidencing Purchases...........................49
Section 6.06   Covenants of the Servicer and each Originator..................49
Section 6.07   Indemnities by the Servicer....................................50

                                   ARTICLE VII
                              EVENTS OF TERMINATION

Section 7.01   Events of Termination..........................................52

                                  ARTICLE VIII
                                    THE AGENT

Section 8.01   Authorization and Action.......................................55
Section 8.02   Administrative Agent's Reliance, Etc...........................55

                                   ARTICLE IX
                                 INDEMNIFICATION

Section 9.01   Indemnities by the Seller......................................55

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01  Amendments, Etc................................................57
Section 10.02  Notices, Etc...................................................57
Section 10.03  Assignability; Additional Originator...........................57
Section 10.04  Participations.................................................59
Section 10.05  Costs, Expenses and Taxes......................................59
Section 10.06  No Proceedings.................................................60
Section 10.07  Limited Recourse...............................................60
Section 10.08  Maximum Interest...............................................60
Section 10.09  Confidentiality................................................61
Section 10.10  Disclosure of Tax Treatment....................................61
Section 10.11  GOVERNING LAW..................................................62
Section 10.12  Execution in Counterparts......................................62
Section 10.13  Survival of Termination........................................62

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Section 10.14  Consent to Jurisdiction........................................62
Section 10.15  WAIVER OF JURY TRIAL...........................................62

                                    OPINIONS

                                   SCHEDULE I

Lock-Box Banks and Lock-Box Account Numbers.................................SI-1

                                   SCHEDULE II

Existing UCC Financing Statements in favor of the
Purchaser/Administrative Agent............................................ SII-1

                                  SCHEDULE III

Other Existing UCC Financing Statements.................................. SIII-1

                                     ANNEX A

Form of Daily and Monthly Reports............................................A-1

                                     ANNEX B

Form of Lock-Box Agreements..................................................B-1

                                     ANNEX C

Forms of Concentration Account Control Agreement.............................C-1

                                     ANNEX D

Form of Securities Account Control Agreement.................................D-1

                                     ANNEX E

Form of Security Agreements..................................................E-1

                                     ANNEX F

Form of Legal Opinions.......................................................F-1

                                     ANNEX G

Form of Funds Transfer Letter................................................G-1

                                     ANNEX H

Form of Additional Originator Accession Agreement............................H-1

NOTE: All Schedules and Annexes to this Exhibit 10(m) have not been included as part of this Form 10-K.

                         RECEIVABLES PURCHASE AGREEMENT

          RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of 31 October 2003 by and among GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company, as seller (the "Seller"), Greif, Inc., a Delaware corporation ("Greif, Inc."), as an originator (the "GI Originator") and as servicer (the "Servicer"), GREIF CONTAINERS INC., a Delaware corporation, as an originator (the "GCI Originator"), GREAT LAKES CORRUGATED CORP., an Ohio corporation, as an originator (the "GLCC Originator"), SCALDIS CAPITAL LLC, a Delaware limited liability company, as purchaser (the "Purchaser"), and FORTIS BANK S.A./N.V., as administrative agent (the "Administrative Agent").

                              PRELIMINARY STATEMENT

          (A) The Seller has purchased, and may continue to purchase Receivables from the Originators pursuant to the Sale and Contribution Agreement between the Originators and the Seller dated 31 October 2003.

          (B) The Seller is prepared to sell an undivided interest in the Pool Receivables (the "Receivable Interests").

          (C) The Purchaser has agreed to purchase Receivable Interests from time to time on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Seller, the GI Originator, the GCI Originator, the GLCC Originator, the Servicer, the Purchaser and the Administrative Agent agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Account Control Agreements" means, collectively, the Concentration Account Control Agreement, the Lock-Box Agreements and the Securities Account Control Agreement and "Account Control Agreement" means any one of them.

               "Account Control Termination Notice" means any notice issued given or made by a Depositary under or pursuant to any Account Control Agreement by which the Depositary seeks to terminate or cancel such Account Control Agreement other than as a consequence of a default by any party to such Account Control Agreement.

               "Accession Agreement" has the meaning specified in Section 10.03.

               "Additional Originator" means a Person which becomes an Additional Originator pursuant to and in accordance with Section 10.03(d).

               "Adjusted Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing
     (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

               "Administrative Agent" has the meaning specified in the preamble.

               "Adverse Claim" means any security interest, mortgage, deed of trust, deed to secure debt, deed of hypothec, debenture, pledge, claim, hypothecation, assignment for security, charge or deposit arrangement, priority or preferential arrangement in the nature of security or lien (statutory or other), or other encumbrance of any kind in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and any Environmental Lien (as defined in the Senior Credit Agreement).

               "Affected Person" has the meaning specified in Section 2.08.

               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition "control" (including with correlative meaning the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

               "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

               "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

               (i) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time as its base rate; or

               (ii) the Federal Funds Rate.

               "Business Day" means any day, other than any Saturday or Sunday, on which (i) banks are not authorized or required to close in New York City, the State of Ohio and Brussels, Belgium, (ii) the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for settlement of payments in euro and (iii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

               "Capital" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by the Purchaser pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time (i) by Collections distributed on account of such Capital pursuant to Section 2.04 or (ii) as otherwise provided in this Agreement; provided that if such Capital shall have been reduced by any distribution, or any other payment under this Agreement, and thereafter all or a portion of such distribution or payment is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution or payment, as though it had not been made.

               "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Change of Control" means (a) any failure by Greif, Inc. to beneficially own and control, directly or indirectly, more than 50% of the total voting power and economic interests represented by the issued and outstanding Equity Interests of any Seller or any Originator (other than the GI Originator), or (b) any Change of Control as defined in the Senior Credit Agreement.

               "Change in Law" has the meaning specified in the Senior Credit Agreement.

               "Code" means the United States Internal Revenue Code of 1986, as amended.

               "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

               "Concentration Account" means the Concentration Account opened in the name of Greif, Inc., with JPMorgan Chase Bank, as Concentration Account Bank, Account No. xxx-xxxxxx, or such other Concentration Account opened by Greif, Inc. with a Concentration Account Bank that has the Required Rating and which has been approved for this purpose by the Administrative Agent (such consent not to be unreasonably withheld or delayed). The foregoing notwithstanding, the Administrative Agent shall have no obligation to give such consent unless such other Concentration Account is pledged to the Administrative Agent on substantially the same terms as the Concentration Account Control Agreement and the Administrative Agent shall have received such other evidence as it may reasonably require that the security provided thereby is not less favourable in any material respect to the Persons secured thereby then the security provided by the Concentration Account and the existing Concentration Account Control Agreement in respect thereof (including an opinion of Baker & Hostetler LLP, or other counsel reasonably acceptable to the Administrative Agent, in form and substance satisfactory to the Administrative Agent (acting reasonably) regarding perfection of such security and other matters reasonably requested by the Administrative Agent).

               "Concentration Account Bank" means the bank with which the Concentration Account is held.

               "Concentration Account Control Agreement" means an agreement substantially in the form of Annex C.

               "Concentration Limit" means at any time

               (a) for any Obligor rated A or higher by S&P and A2 or higher by Moody's (or, if such Obligor is only rated by one of S&P and Moody's, A in the case of S&P or A2 in the case of Moody's), 4.5% (the "Primary Concentration Limit"), subject to a maximum number of 3 such Obligors (each a "Primary Concentration Obligor");

               (b) for any Obligor that is not a Primary Concentration Obligor and is rated BBB+ or higher by S&P and Baa1 or higher by Moody's (or, if such Obligor is only rated by one of S&P and Moody's, BBB+ to A- in the case of S&P or Baa1 to A3 in the case of Moody's), 3% (the "Secondary Concentration Limit"), subject to a maximum number of 2 such Obligors (each a "Secondary Concentration Obligor");

               (c) for any Obligor that is not a Primary Concentration Obligor or a Secondary Concentration Obligor and that is rated BBB- or higher by S&P and Baa3 or higher by Moody's (or, if such Obligor is only rated by one of S&P and Moody's, BBB- to BBB in the case of S&P or Baa3 to Baa2 in the case of Moody's), 2.5% (the "Tertiary Concentration Limit"), subject to a maximum number of 3 such Obligors; and

               (d) for any other Obligor, 2% (the "Sub-Investment Grade Concentration Limit"),

               or in each case such other percentage as may be agreed by the Administrative Agent and the Seller; provided that the Concentration Limit in the case of Eligible Receivables due from International Paper Co. shall be 2% above each of the Primary Concentration Limit, the Secondary Concentration Limit, the Tertiary Concentration Limit, or the Sub-Investment Grade Concentration Limit, as the case may be, depending on the then current rating of International Paper Co. by S&P and Moody's, subject to such Obligor being counted as one of the maximum number of Obligors under paragraphs (b) or (c) of this definition where its then current rating by S&P and Moody's falls within the rating parameters set out in those paragraphs and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor.

               "Contingent Obligation" has the meaning specified in the Senior Credit Agreement.

               "Contract" means an agreement between an Originator and an Obligor, complying with the Credit and Collection Policy, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

               "Credit and Collection Policy" means the receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement and described in Exhibit A to the Sale and Contribution Agreement, as modified in compliance with this Agreement.

               "Daily Report" means a report in substantially the form of Exhibit A hereto and containing such information as the Administrative Agent may reasonably request from time to time, furnished by the Servicer to the Administrative Agent pursuant to Section 6.02(g).

               "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under Capital Leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

               "Default Horizon" for the purpose of determining the Default Ratio in relation to the Defaulted Receivables in the Monthly Period concerned, means the aggregate of 90 days and the weighted average Payment Period of the Defaulted Receivables calculated at the end of such Monthly Period.

               "Default Ratio" as at the last day of any Monthly Period (the "Reference Monthly Period"), is equal to the ratio, expressed as a percentage, of:

          (a) the aggregate Outstanding Balance of any Defaulted Receivables, as determined in the Monthly Report relating to the Reference Monthly Period, that:

               (i) remain unpaid from the relevant Defaulted Receivable's original due date for payment by 90 days or more but not more than 120 days as at the last day of the Reference Monthly Period; or

               (ii) became Written-Off Receivables during the Reference Monthly Period; to

          (b) the aggregate Outstanding Balance of all Originator Receivables which are created during the Monthly Period, preceding the Reference Monthly Period, during which the date falls that is determined by subtracting the Default Horizon from the fifth day of the Reference Monthly Period during which the Originator Receivables referred to in paragraph (a) of this definition become Defaulted Receivables.

               "Default Ratio Current Month" means, as of the last day of any Monthly Period, (a) the average of the Outstanding Balance of any Defaulted Receivables, as determined in the Monthly Report relating to such Monthly Period and each of the two immediately preceding Monthly Periods, divided by (b) the Outstanding Balance of all Originator Receivables (excluding Written-Off Receivables) calculated in respect of the end of such Monthly Period, expressed as a percentage.

               "Default Ratio Rolling Average" means, as of the last day of any Monthly Period, the average of the Default Ratio Current Month for such Monthly Period and each of the preceding five Monthly Periods.

               "Defaulted Receivable" means an Originator Receivable:

               (i) as to which, for the purpose of determining the Default Ratio, any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment;

               (ii) as to which the Obligor thereof or any other Person obligated thereon or obligated in respect of any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

               (iii) as to which legal proceedings have been commenced against the Obligor thereof or any other Person obligated thereon to recover such Receivable; or

               (iv) which, in accordance with the Credit and Collection Policy of the Originator in relation thereto or GAAP, has been or should have been written off or provided for in an Originator's or the Seller's books as uncollectible.

               "Delinquency Ratio Current Month" means, as of the last day of any Monthly Period, (a) the average of the Outstanding Balance of any Delinquent Receivables or Defaulted Receivables, as determined in the Monthly Report relating to such Monthly Period, and each of the two immediately preceding Monthly Periods, divided by (b) the Outstanding Balance of all Originator Receivables (excluding any Written-Off Receivables) calculated in respect of the end of such Monthly Period, expressed as a percentage.

               "Delinquency Ratio Rolling Average" means, as of the last day of any Monthly Period, the average of the Delinquency Ratio Current Month for such Monthly Period and each of the preceding five Monthly Periods.

               "Depositary" means any Concentration Account Bank, any Lock-Box Bank and/or the Securities Intermediary.

               "Delinquent Receivable" means an Originator Receivable that is not a Defaulted Receivable and:

               (i) as to which, for the purpose of determining whether it is an Eligible Receivable, any payment, or part thereof, remains unpaid for 31 or more days from the original due date for such payment;

               (ii) as to which, for the purpose of determining the Delinquency Ratio, any payment, or part thereof, remains unpaid for 31-90 days from the original due date for such payment; or

               (iii) which, consistent with the relevant Credit and Collection Policy, would be classified as delinquent by any of the Originators or the Seller.

               "Diluted Receivable" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned goods or services or any failure by any Originator to deliver any goods or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by any Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided in each case that Diluted Receivables do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

               "Dilution Horizon Ratio" as at the last day of any Monthly Period, is equal to the ratio, expressed as a percentage, of (a) the aggregate Outstanding Balance of all Originator Receivables which are created during the Monthly Period and each of the two immediately preceding Monthly Periods to (b) the aggregate Outstanding Balance of all Originator Receivables (less the aggregate amount of any Defaulted Receivables) as at the end of that Monthly Period.

               "Dilution Ratio" means, in respect of each Monthly Period, the following ratio, expressed as a percentage: the Dilutions which have occurred during each such Monthly Period, divided by the Outstanding Balance of all Originator Receivables which have been created during the related Monthly Period.

               "Dilution Ratio Current Month" means, in respect of each Monthly Period, the average over three successive Monthly Periods (being the period in respect of which the Dilution Ratio is to be measured and the two immediately preceding periods) of the following ratio, expressed as a percentage: the Dilutions which have occurred during each such Monthly Period, divided by the Outstanding Balance of all Originator Receivables which have been created during the related Monthly Period.

               "Dilutions" means, with respect to a Monthly Period, the Originator Receivables that become Diluted Receivables during such Monthly Period.

               "Discount Protection Amount" means the higher of (x) 15% and (y) the amount derived from the following formula:

          [Greater of [(A*B*C) and 10%]] + (D*E*C) + (F*G) + H +I

          where

          A    =    the highest three month moving average of the Default Ratio of the preceding twelve months;

          B    =    the Loss Horizon Ratio as of the last day of the preceding
          Monthly Period for which a Monthly Report was delivered;

          C    =    stress factor: 2.25;

          D    =    the highest three month moving average of the Dilution Ratio of the preceding twelve months;

          E    =    the Dilution Horizon Ratio as of the last day of the
          preceding Monthly Period for which a Monthly Report was delivered;

          F    =    actual one month Eurodollar Rate + Program Fee;

          G    =    0.11 (factor representing the average annual maturity of
                    receivables);

          H    =    0.30% (servicing fee reserve);

          I    =    1.00% (back-up servicing fee reserve).

               "Dollar", "U.S. Dollar", "$" and "US$", mean the lawful currency of the United States of America for the time being.

               "Dollar Equivalent" has the meaning specified in the Senior Credit Agreement.

               "E-Mail Servicer Report" has the meaning specified in Section 6.02(g).

               "Eligible Assignee" means (a) Fortis; (b) any Affiliate of any of Fortis, the Purchaser, Scaldis Capital Limited or any asset-backed commercial paper conduit administered by Fortis which has short term unsecured debt ratings at least equal to A-1+ by S&P, P-1 by Moody's and F1+ by Fitch, provided that the assignment by the relevant Investor (the "Assignor") to any such Person (the "Assignee") does not result in the Seller becoming liable for:

               (i) any increased costs (expressed as a percentage) payable to the Assignee pursuant to Section 2.08 exceeding the increased costs (expressed as a percentage) payable to the Assignor pursuant to
          Section 2.08 immediately prior to such assignment,

               (ii) any additional amounts (expressed as a percentage) payable to the Assignee pursuant to Section 2.09 exceeding the additional amounts (expressed as a percentage) payable to the Assignor pursuant
          Section 2.09 immediately prior to such assignment, or

               (iii) any additional payment (expressed as a percentage) payable to the Assignee pursuant to Section 2.10 exceeding the additional payment (expressed as a percentage) payable to the Assignor pursuant to Section 2.10 immediately prior to such assignment, except in any such case to the extent such increased costs, additional amounts or additional payment results from any change after the date of such assignment in (or in the interpretation, administration or application of) any law, treaty or regulation; (c) any financial or other institution which has short term unsecured debt ratings at least equal to A-1+ by S&P and P-1 by Moody's and which is acceptable to the

     Administrative Agent and reasonably acceptable to Greif, Inc. as evidenced by Greif, Inc.'s written consent to the designation of such financial or other institution as an Eligible Assignee (such consent not to be unreasonably delayed or withheld).

               "Eligible Investor" means the Purchaser, any bank that is a signatory to the Liquidity Facility Agreements and any other bank that has become a "Liquidity Bank" (as such term is defined in the Liquidity Facility Agreements) in accordance with the terms and conditions of the Liquidity Facility Agreements, and any Eligible Assignee.

               "Eligible Receivable" has the meaning specified in the Sale and Contribution Agreement.

               "Equity Interests" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting or whether certificated or not certificated), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued thereafter.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of one, three or six months, as the case may be, which appears at Telerate Page 3750 as of 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period; provided that if the rate described above does not appear on Telerate Page 3750 on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. Dollars for a period of one, three or six months, as the case may be, on the Reuters Screen LIBO Page, as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period. If the Administrative Agent is unable to determine the Eurodollar Rate for any Interest Period by reference to either the Telerate Page 3750 or the Reuters Screen LIBO Page, then the Eurodollar Rate for that Interest Period will be the rate per annum of the offered rate for deposits in U.S. Dollars for a period of one, three or six months, as the case may be, which is offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period.

               "Eurodollar Rate Reserve Percentage" of any Investor for any Interest Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Interest Period.

               "Event of Termination" has the meaning specified in Section 7.01.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

               "Facility Termination Date" means (a) the Liquidity Termination Date, or (b) the date determined pursuant to Section 7.01 of this Agreement, or (c) the occurrence of an Event of Termination pursuant to
     Section 6.01(e) of the Sale and Contribution Agreement, or (d) the occurrence of any other Event of Termination pursuant to Section 6.01 of the Sale and Contribution Agreement and declaration thereof by the Administrative Agent to any Originator, or (e) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (e) the fifth anniversary of the date of this Agreement.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Agreement" has the meaning specified in Section 2.05(b).

               "Fees" has the meaning specified in Section 2.05(b).

               "Fiscal Quarter" means the fiscal quarter of Greif, Inc.

               "Fitch" means Fitch Ratings Limited or any successor to its rating agency business.

               "Fortis" means Fortis Bank S.A./N.V.

               "Funds Transfer Letter" means a letter in substantially the form of Annex G hereto executed and delivered by the Seller to the Administrative Agent, as the same may be amended or restated in accordance with the terms thereof.

               "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.02.

               "GI Originator" means Greif, Inc., a Delaware corporation, in its capacity as one of the sellers under the Sale and Contribution Agreement.

               "GCI Originator" means Greif Containers Inc., a Delaware corporation, in its capacity as one of the sellers under the Sale and Contribution Agreement.

               "GLCC Originator" means Great Lakes Corrugated Corp., an Ohio corporation, in its capacity as one of the sellers under the Sale and Contribution Agreement.

               "Governmental Authority" means any nation or government, any state, province, autonomous region, canton or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof (or any central bank or similar monetary or regulatory authority created under the Treaty of Rome (being the treaty establishing the European Economic Community signed in Rome, Italy on 25 March 1957, as amended) or created by any group of nations, governments or states), the National Association of Insurance Commissioners, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Greif Guaranty" means the Guaranty dated as of 31 October 2003 (as hereafter amended, supplemented or restated) delivered by Greif, Inc. to the Persons named therein in relation to the obligations of the Originators under the Transaction Documents.

               "Impaired Eligible Receivable" means an Eligible Receivable which contains a confidentiality provision that purports to restrict the ability of the Seller or its assignees to exercise their rights under the related Contract or the Sale and Contribution Agreement, including, without limitation, the Seller's or its assignees' right to review such Contract.

               "Intercreditor Agreement" means the Intercreditor Agreement dated on or about the date hereof (as hereafter amended, supplemented or restated) between Fortis Bank S.A./N.V., as Receivables Agent, Citicorp North America, Inc. as Senior Credit Agent, the Purchaser, the GI Originator and the Servicer.

               "Interest Period" means, with respect to any Receivable Interest, each successive period of one month ending on a Settlement Date, provided, however, that:

               (i) any Interest Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such

          Interest Period is computed by reference to the Eurodollar Rate, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day);

               (ii) in the case of any Interest Period of one day, (A) if such Interest Period is the initial Interest Period for a Receivable Interest, such Interest Period shall be the day of the purchase of such Receivable Interest; and (B) any subsequently occurring Interest Period which is one day shall, if the immediately preceding Interest Period is more than one day, be the last day of such immediately preceding Interest Period unless the immediately preceding Interest Period is one day, in which case it shall be the next day; and (C) if such Interest Period occurs on a day immediately preceding a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

               (iii) in the case of any Interest Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Interest Period shall end on such Termination Date and the duration of each Interest Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Administrative Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Interest Period.

               "Investor" means the Purchaser and any Eligible Investor that owns a Receivable Interest.

               "Investor Rate" for any Interest Period for any Receivable Interest means, to the extent that the Investor funds such Receivable Interest by issuances of commercial paper (whether directly or indirectly), an interest rate per annum equal to the commercial paper rate for such Interest Period as quoted by the Administrative Agent from time to time plus the Program Fee (which rate shall be inclusive of any and all fees and commissions, expenses and other costs of placement agents and dealers in respect of such commercial paper and of any issuing and paying agent or other Person responsible for the administration of the programme for such commercial paper other than the fees and commissions of the Administrative Agent expressly payable under the Transaction Documents); provided, however, that the Administrative Agent shall use commercially reasonable efforts to be in a position to quote a favourable commercial paper rate; provided further that in case of:

               (i) any Interest Period on or prior to the first day of which an Investor shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Investor Rate set forth above, or

               (ii) any Interest Period for a Receivable Interest the Capital of which allocated to the Investors is less than US$1,000,000, the "Investor Rate" for such Interest Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Interest Period plus the Program Fee; provided, further, that the Administrative Agent and the Seller may agree in writing from time to time upon a different "Investor Rate".

               "Liquidation Day" means, for any Receivable Interest, (i) each Settlement Day on which the conditions set forth in Section 3.02 applicable to purchases are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

               "Liquidation Fee" means, if there is a reduction of Capital made for any reason on any day other than the last day of such Interest Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Interest Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Interest Period on the reductions of Capital of the Receivable Interest relating to such Interest Period had such reductions remained as Capital, exceeds (B) the amount which the Investors which hold such Receivable Interest would be able to receive by investing the proceeds of such reductions of Capital for a period starting on the Business Day following receipt and ending on the last day of the then current Interest Period.

               "Liquidity Banks" has the meaning given to it in the Liquidity Facility Agreements.

               "Liquidity Facility Agreements" means the Multicurrency Liquidity Loan Agreement and the Transaction Specific Liquidity Loan Agreement.

               "Liquidity Loan Final Date" means the day which falls 364 days after the date of the Multicurrency Liquidity Loan Agreement (as may be extended from time to time in accordance with the terms of the Multicurrency Liquidity Loan Agreement).

               "Liquidity Termination Date" means the earlier of (i) the Liquidity Loan Final Date; or (ii) Transaction Specific Liquidity Loan Final Date.

               "LLC Agreement" means the agreement in respect of the Seller made among the members of the Seller dated on or about the date hereof.

               "Lock-Box Account" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

               "Lock-Box Agreement" means an agreement in substantially the form of Annex B or such other form as the Administrative Agent may approve or reasonably require.

               "Lock-Box Bank" means any bank holding one or more Lock-Box Accounts.

               "Loss Horizon Ratio" as at the last day of any Monthly Period, is equal to the ratio, expressed as a percentage, of (a) the aggregate Outstanding Balance of all Originator Receivables which are created during such Monthly Period and each of the two immediately preceding Monthly Periods to (b) the aggregate Outstanding Balance of all Originator Receivables (less the aggregate amount of any Defaulted Receivables) as at such last day.

               "Monthly Period" means each calendar month.

               "Monthly Report" means a report in substantially the form of Annex A hereto, together with a monthly ageing report in a form compiled by Greif, Inc. and approved by the Administrative Agent (acting reasonably), and containing such additional information as the Administrative Agent may reasonably request from time to time, furnished by the Servicer to the Administrative Agent pursuant to Section 6.02(g).

               "Monthly Report Date" has the meaning specified in Section
     6.02(g).

               "Moody's" means Moody's Investors Service, Inc., or any successor to its ratings agency business.

               "Multicurrency Liquidity Loan Agreement" means the multicurrency liquidity loan agreement dated on or about the date hereof between the Purchaser, Scaldis Capital Limited, Fortis Bank N.V./S.A. and the Liquidity Banks and any amendment, extension, renewal or replacement thereof.

               "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by
     (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool, (ii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (iii) without duplication of clause (i), the Outstanding Balance of any Impaired Eligible Receivables identified as such by or to the Servicer.

               "Obligor" means a Person obligated to make payments pursuant to a Contract.

               "Originator Deemed Collection" has the meaning specified in
     Section 2.04(a) of the Sale and Contribution Agreement.

               "Originator Receivable" means the indebtedness of any Obligor resulting from the provision or sale of goods or services by any Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

               "Originators" means, collectively, the GI Originator, the GCI Originator, the GLCC Originator and each Additional Originator.

               "Other Companies" means the Originators and all of their respective Subsidiaries.

               "Other Taxes" has the meaning specified in Section 2.10(b).

               "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

               "Payment Period" means, in relation to a Defaulted Receivable, the period (expressed in months) from the date the related invoice is issued to and including the date on which such Receivable is expressed to be due.

               "Permitted Investments" means any money market deposit accounts issued or offered by a commercial banking institution that is a member of the U.S. Federal Reserve System and has at least the Required Rating.

               "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Pool Receivable" means a Receivable in the Receivables Pool.

               "Potential Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

               "Program Fee" has the meaning specified in the Fee Agreement.

               "Purchase Limit" means US$120,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

               "Purchaser" means Scaldis Capital LLC and any successor or assign of Scaldis Capital LLC.

               "Rating Agency" means each of Moody's, S&P and Fitch.

               "Receivable" means any Originator Receivable which has been acquired by the Seller from any Originator by purchase or by capital contribution pursuant to the Sale and Contribution Agreement.

               "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as:

                    C + DPA
                    -------
                     NRPB
          where:

                    C    =  the Capital of such Receivable Interest at the
                            time of computation.

                    DPA  =  the Discount Protection Amount for such Receivable
                            Interest at the time of computation.

                    NRPB = the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

               "Receivables Pool" means at any time the aggregation of each then outstanding Receivable.

               "Reference Senior Credit Agreement" means:

          (a) the Amended and Restated Senior Secured Credit Agreement dated August 23, 2002, among, inter alia, Greif, Inc., a Delaware corporation (together with its successors, the "U.S. Borrower" under the Agreement); Greif Spain Holdings S.L., sociedad unipersonal, private limited liability company (sociedad limitada), under the laws of Spain ("Foreign Holdco"); Greif Bros. Canada Inc., a corporation continued and existing under the laws of Canada ("Greif Canada"), Van Leer (UK) Ltd., a company organized under the laws of England and Wales ("Greif UK"); Koninklijke Emballage Industrie Van Leer B.V. Royal Packaging Industries Van Leer B.V., a private limited liability company (besloten vennootschap) organized under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands ("RPIVL"); and Van Leer Australia Pty Limited (ACN 008 415 478), a corporation organized under the laws of the Australian Capital Territory ("Greif Australia", and together with Foreign Holdco, Greif Canada, Greif UK and RPIVL, collectively, the "Foreign Borrowers" and each a "Foreign Borrower" under the Agreement) and the several financial institutions listed on the signature pages thereto as "Lenders" or from time to time made party thereto, as the same may be amended or modified from time to time provided that any such amendment or modification which amends or modifies any of the defined terms or financial covenant or Events of Termination used or incorporated herein (or any defined term incorporated directly or indirectly in such a defined term or financial covenant or Event of Termination) shall not be effective for the purposes of this Agreement unless, at the time of such amendment or modification: (i) Fortis, in its capacity as a Lender under the Reference Senior Credit Agreement, has consented to such amendment or modification; and (ii) the Rating Agencies have confirmed that such amendment or modification will not result in the withdrawal or reduction of the ratings on the commercial paper notes issued by or to fund an Investor; or

          (b) if the agreement referred to in paragraph (a) is terminated or cancelled, any secured or unsecured revolving credit or term loan agreement between or among Greif, Inc., as borrower, and any bank or banks or financial institutions, as lenders(s), for borrowed monies to be used for general corporate purposes of Greif, Inc. and/or its Subsidiaries, with an original term of not less than 3 years and an original aggregate loan commitment of at least U.S.$300,000,000 or the equivalent thereof in any other currency and, if there is more than one such revolving credit or term loan agreement, then such agreement which involves the greatest original aggregate loan commitment(s) and, as between agreements having the same aggregate original loan commitment(s), then the one which has the most recent date (provided in any such case that (i) Fortis is a party as a lender to such loan agreement and (ii) the Rating Agencies have confirmed that the status of such loan agreement as the Reference Senior Credit Agreement hereunder will not result in the withdrawal or reduction of the ratings on the commercial paper notes issued by or to fund an Investor), as the same may be amended or modified from time to time provided that any such amendment or modification which amends or modifies any of the defined terms used herein or financial covenant or Events of Termination used or incorporated herein (or any defined term incorporated directly or indirectly in such a defined term or financial covenant or Event of Termination) shall not be effective for the purposes of this Agreement unless, at the time of such amendment or modification: (i) Fortis, in its capacity as a lender under such Reference Senior Credit Agreement, has consented to such amendment or modification; and (ii) the Rating Agencies have confirmed that such amendment or modification will not result in the withdrawal or reduction of the ratings on the commercial paper notes issued by or to fund an Investor; or

          (c) if the agreement referred to in paragraph (a) above and all agreements, if any, which apply under paragraph (b) have been terminated or cancelled, then so long as paragraph (b) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under paragraph (a) or (b) to be so terminated or cancelled as in effect (for purposes of this definition) pursuant to such paragraphs immediately prior to such termination or cancellation.

               "Reimbursable Amounts" means any amounts advanced or otherwise paid by the Administrative Agent to a Lock-Box Bank under the terms of any Lock-Box Agreement.

               "Related Security" means with respect to any Receivable:

               (i) all of the Seller's interest in any goods (including returned goods) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

               (iv) the Contract, the invoice or invoices and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor to the extent assignable or licensable under such Contract and under applicable law.

               "Relevant Grade" means, in relation to Greif, Inc., that its long-term public senior unsecured debt securities are rated B+ by S&P and B1 by Moody's.

               "Reporting Day" means any day on which the Servicer is required to deliver a Servicer Report to the Administrative Agent.

               "Required Rating", in relation to an entity, means its short term senior, unsecured, unsubordinated and unguaranteed debt obligations are rated A-1+ by S&P and P-1 by Moody's or at any other lower level which each of S&P and Moody's confirms will not adversely affect its rating of commercial paper notes issued by or to fund an Investor.

               "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its ratings agency business.

               "Sale and Contribution Agreement" means the Sale and Contribution Agreement dated as of 27 October, 2003 among the GI Originator, as seller, the GCI Originator, as seller, the GLCC Originator as seller and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

               "SEC" means the Securities and Exchange Commission.

               "Secured Parties" has the meaning given to it in Clause 2.11.

               "Securities Account" means the account of the Seller, Account No. xxx-xxxxxx established by the Seller with the Securities Intermediary to which Securities Collateral shall be credited and in which such Securities Collateral will be maintained in accordance with the terms of the Securities Account Control Agreement and which is designated as follows:
     "Greif LLC Investment Account", or such other account opened by the Seller with a Securities Intermediary in accordance with the terms and conditions of this Agreement.

               "Securities Account Control Agreement" means the account control agreement relating to the Securities Account made as of the date hereof among the Seller (as pledgor), the Administrative Agent and the Securities Intermediary.

               "Security Agreements" mean the agreements substantially in the form attached as Annex E (or such other form as the Administrative Agent may approve or reasonably require), and "Security Agreement" means any one of them.

               "Securities Intermediary" means JPMorgan Chase Bank acting in its capacity as Securities Intermediary pursuant to the Securities Account Control Agreement.

               "Seller" has the meaning specified in the preamble.

               "Senior Credit Agreement" means:

          (a) the Amended and Restated Senior Secured Credit Agreement dated August 23, 2002, among, inter alia, Greif, Inc., a Delaware corporation (together with its successors, the "U.S. Borrower" under the Agreement); Greif Spain Holdings S.L., sociedad unipersonal, private limited liability company (sociedad limitada), under the laws of Spain ("Foreign Holdco"); Greif Bros. Canada Inc., a corporation continued and existing under the laws of Canada ("Greif Canada"), Van Leer (UK) Ltd., a company organized under the laws of England and Wales ("Greif UK"); Koninklijke Emballage Industrie Van Leer B.V. Royal Packaging Industries Van Leer B.V., a private limited liability company (besloten vennootschap) organized under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands ("RPIVL"); and Van Leer Australia Pty Limited (ACN 008 415 478), a corporation organized under the laws of the Australian Capital Territory ("Greif Australia", and together with Foreign Holdco, Greif Canada, Greif UK and RPIVL, collectively, the "Foreign Borrowers" and each a "Foreign Borrower" under the Agreement) and the several financial institutions listed on the signature pages thereto as "Lenders" or from time to time made party thereto, as the same may be amended or modified from time to time; or

          (b) if the agreement referred to in paragraph (a) is terminated or cancelled, any secured or unsecured revolving credit or term loan agreement between or among Greif, Inc., as borrower, and any bank or banks or financial institutions, as lenders(s), for borrowed monies to be used for general corporate purposes of Greif, Inc. and/or its Subsidiaries, with an original term of not less than 3 years and an original aggregate loan commitment of at least U.S.$300,000,000 or the equivalent thereof in any other currency and, if there is more than one such revolving credit or term loan agreement, then such agreement which involves the greatest original aggregate loan commitment(s) and, as between agreements having the same aggregate original loan commitment(s), then the one which has the most recent date (provided in any such case that (i) Fortis is a party as a lender to such loan agreement and (ii) the Rating Agencies have confirmed that the status of such loan agreement as the Senior Credit Agreement hereunder will not result in the withdrawal or reduction of the ratings on the commercial paper notes issued by or to fund an Investor), as the same may be amended or modified from time to time; or

          (c) if the agreement referred to in paragraph (a) above and all agreements, if any, which apply under paragraph (b) have been terminated or cancelled, then so long as paragraph (b) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under paragraph (a) or (b) to be so terminated or cancelled as in effect (for purposes of this definition) pursuant to such paragraphs immediately prior to such termination or cancellation.

               "Servicer" means, at any time, the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

               "Servicer Default" means the occurrence of any of the following events: (i) an Event of Termination under Section 7.01(a), 7.01(c), 7.01(d) or 7.01(g), in each case with respect to the Servicer or (ii) an Event of Termination under Section 7.01(m) or 7.01(r).

               "Servicer Fee" has the meaning specified in Section 2.05(a).

               "Servicer Report" means a Daily Report or a Monthly Report.

               "Settlement Date" means the last Business Day of each Monthly Period; provided that the first Settlement Date shall be such date as Greif, Inc. and the Administrative Agent agree.

               "Special Indemnified Amounts" has the meaning specified in
     Section 6.07.

               "Special Indemnified Party" has the meaning specified in Section 6.07.

               "Subsidiary" has the meaning specified in the Senior Credit Agreement.

               "Taxes" has the meaning specified in Section 2.10(a).

               "Tax Indemnification Agreement" means the Tax Indemnification Agreement dated as of the date hereof between Greif Receivables Funding LLC, Greif, Inc., Greif Containers Inc. and Great Lakes Corrugated Corp.

               "Termination Date" for any Receivable Interest means the earlier of (a) the Business Day which the Seller so designates by notice to the Administrative Agent at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date.

               "Transaction Document" means any of this Agreement, the Sale and Contribution Agreement, the Administration Agreement, the Greif Guaranty, the Lock-Box Agreements, the Concentration Account Control Agreement, the Fee Agreement, the Tax Indemnification Agreement between Greif, Inc. and the Seller, the Intercreditor Agreement, the Security Account Control Agreement, the Security Agreements, the Liquidity Facility Agreements and all other agreements and documents delivered and/or related hereto or thereto.

               "Transaction Specific Liquidity Loan Agreement" means the liquidity loan agreement dated on or about the date hereof between the Purchaser, Scaldis Capital Limited, Fortis Bank N.V./S.A. and the Liquidity Banks and any amendment, extension or renewal or replacement thereof, wherein the Liquidity Banks provide Liquidity Loans (as defined therein) if the Transferred Receivables with respect to International Paper Co. are in excess of 3% but in no event in excess of 5%.

               "Transaction Specific Liquidity Loan Final Date" means the day which falls 364 days after the date of the Transaction Specific Liquidity Loan Agreement (as may be extended from time to time in accordance with the Transaction Specific Liquidity Loan Agreement);

               "Transferred Receivable" shall have the meaning specified in the Sale and Contribution Agreement.

               "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

               "Written-Off Receivables" means Defaulted Receivables described in paragraph (iv) of the definition thereof.

               "Yield" means:

               (i) for each Receivable Interest for any Interest Period to the extent the Investors will be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                         IR x C x ED + LF
                         -----------
                             360

               (ii) for each Receivable Interest for any Interest Period to the extent the Investors will not be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                         ABR x C x ED + LF
                         ------------
                             365

          where:

                         ABR  =   the Alternate Base Rate for such Receivable
                                  Interest for such Interest Period.

                         C    =   the Capital of such Receivable Interest
                                  during such Interest Period.

                         IR   =   the Investor Rate for such Receivable
                                  Interest for such Interest Period.

                         ED   =   the actual number of days elapsed during such
                                  Interest Period.

                         LF   =   the Liquidation Fee, if any, for such
                                  Receivable Interest for such Interest Period.

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          Section 1.02 Other Terms. (a) All terms used in Articles 8 and/or 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Articles 8 or 9, as applicable.

          (b) Unless the context otherwise clearly requires, all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied; provided, however, that Clause 1.3 of the Senior Credit Agreement shall apply to any financial computation contemplated by this Agreement which is calculated in the same manner as in the Senior Credit Agreement.

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

          Section 2.01 Purchase Facility. (a) On the terms and subject to the conditions hereinafter set forth, the Purchaser shall purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Purchaser make any such purchase if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

               (b) The Seller may at any time upon at least thirty (30) days' notice to the Administrative Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount equal to US$1,000,000 or an integral multiple thereof. Notwithstanding the foregoing, Capital may be repaid from any available funds of the Seller including collections on Receivables or contributions from the members of the Seller.

          Section 2.02 Making Purchases. (a) Each purchase by the Purchaser shall be made on at least 4 Business Days' notice from the Seller to the Administrative Agent (except that the initial purchase hereunder shall require not more than 1 Business Day's prior notice). Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which in all instances shall be in a minimum amount of not less than US$1,000,000 and shall be determined in accordance with, and subject to, the terms hereof and, without limitation, the computation of "Receivable Interests" from time to time; such amount being referred to herein as the initial "Capital" of the Receivable Interest then being purchased) and (ii) the date of such purchase (which shall be a Settlement Date).

               (b) On the date of each such purchase of a Receivable Interest, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds an amount equal to the initial Capital of such Receivable Interest, at the account set forth in the Funds Transfer Letter.

               (c)  Effective on the date of each purchase pursuant to this
     Section 2.02, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

               (d) The parties hereto agree to treat the Receivable Interests as indebtedness of Seller for all U.S. federal, state and local income and franchise tax purposes.

          Section 2.03 Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the

Termination Date for such Receivable Interest, shall thereafter remain constant; provided, however, that from and after the date on which the Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date. Each Receivable Interest shall become zero when the Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors or the Administrative Agent are paid and the Servicer shall have received the accrued Servicer Fee thereon.

          Section 2.04 Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Servicer and the Administrative Agent on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

          (b) (1) Subject to Section 6.03, all Collections shall be deposited in a Lock-Box Account and shall be held in the Lock-Box Accounts and transferred by direct wire or other similar transfer to the Concentration Account one (1) Business Day after funds are credited to such Lock-Box Account. Amounts standing to the credit of the Concentration Account shall be transferred by direct wire transfer to the Security Account in accordance with the terms and conditions of the Concentration Account Control Agreement.

          (2) The Administrative Agent shall direct the Securities Intermediary to invest the amounts in the Securities Account in Permitted Investments provided that the terms of such investment require the original principal amount thereof to be available no later than 10.00 a.m. (New York time) on the next Settlement Date for application hereunder.

          (3) The Servicer shall deliver the Monthly Report in respect of the immediately preceding Monthly Period to the Administrative Agent no later than four Business Days prior to each Settlement Date (other than the initial Settlement Date).

          (4) On each Settlement Date, the Administrative Agent shall instruct the Securities Intermediary to distribute funds on deposit in the Securities Account as follows:

               (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors that hold the relevant Receivable Interest, second to the Administrative Agent in payment in full of all accrued Yield and Fees, third to the Servicer in payment in full of all accrued and unpaid Servicer Fee, fourth to the payment of any amount required to be paid on such date for the purchase of any Receivable Interest under Section 2.02 and fifth (to the extent such funds are not being applied to the purchase of Receivable Interests under Section 2.02) to the Investors who hold the relevant Receivable Interest in reduction to zero of all Capital; and

               (ii) if such distribution occurs on a Liquidation Day, first to the Investors that hold the relevant Receivable Interest, second to the Administrative Agent in payment in full of all accrued Yield and Fees, third to such Investors in reduction to zero of all Capital, fourth to such Investors or the Administrative Agent in payment of any other amounts owed by the Seller hereunder, and fifth to the Servicer in payment in full of all accrued and unpaid Servicer Fee.

          After the Capital, Yield, Fees and Servicer Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors or the Administrative Agent hereunder, have been paid in full, together with any Reimbursable Amounts payable to the Administrative Agent, then, provided no Liquidation Event has occurred and is continuing, the Administrative Agent shall instruct the Securities Intermediary to pay to the Seller all the balance standing to the Securities Account on such Settlement Date for the Seller's own account.

          (c)  For the purposes of this Section 2.04:

               (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any cash discount, discount for quick payment or other adjustment made by the Seller or an Originator, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall deposit such Collection (including all or any portion of such Collection which has been funded by a payment made by Greif, Inc. under the Greif Guaranty) in the Securities Account on the next following Settlement Date, provided that if the Seller is deemed to receive such an amount under this paragraph within the last four Business Days of a Monthly Period, the Seller shall instead be deemed to have received such amount in the next Monthly Period;

               (ii) if on any day any of the representations or warranties contained in Section 4.01(f) is no longer true in any material respect with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall deposit such Collection in a Lock-Box Account on the next following Settlement Date;

               (iii) except as provided in subsection (i) or (ii) of this
     Section 2.04(c), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor designated by such Obligor or, if no Receivables are so designated, in accordance with the Credit and Collection Policy; and

               (iv) if and to the extent the Administrative Agent or the Investors shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent or the Investors, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

               (d) (i)All amounts payable to the Purchaser under
     Section 2.04(b) or 2.04(c) shall be directed as follows:

          Scaldis Capital LLC
          Bankers Trust Company, New York
          Account No. 36023
          or to such other account as the Purchaser may notify to the Seller, the Servicer and the Administrative Agent in writing.

          (ii) All amounts payable to the Administrative Agent under Section 2.04(b) or 2.04(c) shall be directed as follows:

          Fortis Bank S.A./N.V.
          Bankers Trust Company NY

          ABA XXXXXXXXX
          in favour of: Deutsche Bank Frankfurt AG
          Account No: XXXXXXXX

          or to such other account as the Administrative Agent may notify to the Seller and the Servicer in writing.

          Section 2.05 Fees(a) Each Investor shall pay to the Servicer a fee (the "Servicer Fee") of 0.30% per annum on the average daily Capital of each Receivable Interest owned by such Investor, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the final day of each Monthly Period. Upon three Business Days' notice to the Administrative Agent, the Servicer (if not Greif, Inc., the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 1.0% per annum on the average daily Capital for all Receivable Interests relating to the Receivables Pool. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.

               (b) The Seller and Greif, Inc. shall pay to the Administrative Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement dated 31 October 2003, among the Seller, Greif, Inc. and the Administrative Agent, as the same may be amended or restated from time to time (the "Fee Agreement"). The parties hereto agree that references in the Fee Agreement to the "Receivables Purchase Agreement" shall, from and after the date hereof, be deemed to refer to this Agreement (as from time to time amended).

          Section 2.06 Payments and Computations Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the applicable account.

               (b) Each of the Seller and the Servicer shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it within three (3) Business Days after the same becomes due hereunder, at an interest rate per annum equal to 2% per annum above the Yield then in effect, payable on demand.

               (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of Yield and fees based upon the Alternate Base

     Rate, 365 days) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          Section 2.07 Dividing or Combining Receivable Interests Either the Seller or the Administrative Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Interest Period in the case of the Seller giving notice, or up to the last day of such Interest Period in the case of the Administrative Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Interest Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

          Section 2.08 Increased Costs. (a) If any Investor, any entity which enters into a commitment to purchase Receivable Interests or interest therein, any Person providing funding to any Investor or any of their respective Affiliates (each, an "Affected Person") determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Affected Person with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in either case after the date of this Agreement, there shall be any increase in the cost to such Affected Person of agreeing to make or making, funding or maintaining any (1) commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or (2) direct or indirect funding for any Investor and other commitments in relation thereto, then the Seller shall be liable for, and shall from time to time, within fifteen (15) Business Days of demand (which demand shall contain a reasonably detailed calculation of any relevant costs and shall be conclusive and binding in the absence of manifest error, and a copy thereof shall be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Affected Person, additional amounts as are sufficient to compensate such Affected Person for such increased costs.

          (b) Nothing in this Section 2.08 shall obligate the Seller to make any payments with respect to taxes of any sort, indemnification for which is governed by Section 2.10.

          Section 2.09 Reduced Return. (a) If any Affected Person shall have determined that (i) the introduction of any Capital Adequacy Regulation (as defined in the Senior Credit Agreement), (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Affected Person or any corporation controlling such Affected Person with any Capital Adequacy Regulation, in each case after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person or any corporation controlling such Affected Person and (taking into consideration such Affected Person's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its agreeing to make or making, funding or maintaining any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or any direct or indirect funding thereof and other commitments in relation thereto, then, within fifteen (15) Business Days of demand of such Affected Person to the Seller through the Administrative Agent, the Seller shall pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts reasonably sufficient to compensate such Affected Person for such increase. A statement of such Affected Person as to any such additional amount or amounts (including calculation thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Seller. In determining such amount or amounts, such Affected Person may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable and that is not materially less favorable to the Seller than to any of its other similarly situated customers.

          (b) Upon receipt by the Seller (i) from the Administrative Agent of notice of any requirement to pay additional amounts pursuant to paragraph (a) above or (ii) of any claim for compensation under Section 2.10, in either case in relation to any lender under the Liquidity Facility Agreements, the Seller may (1) seek a replacement bank or financial institution to acquire and assume all of such lender's loans and commitments under the Liquidity Facility Agreements; or (2) request one or more of the other lenders under the Liquidity Facility Agreements to acquire and assume all of such lender's loans and commitments under the Liquidity Facility Agreements. Any such designation by the Seller (and any such acquisition and assumption) shall be subject to the prior written consent of the Administrative Agent and shall be conditional on each Rating Agency having confirmed that such acquisition and assumption shall not adversely affect the then current ratings of the Seller's commercial paper notes. Nothing in this agreement shall require any lender under the Liquidity Facility Agreements to agree to transfer any of its loans and commitments in the circumstances described in this paragraph (b).

          Section 2.10 Taxes (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States, and franchise taxes and net income or net profit taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

               (c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
     Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Administrative Agent). A certificate as to the amount of such indemnification submitted to the Seller and the Administrative Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

               (d) If the Seller is required to pay additional amounts to an Affected Person pursuant to this Section 2.10, then such Affected Person shall use (at the Seller's expense) reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of the office out of which it is acting in relation to the transactions contemplated by this Agreement or take other appropriate action so as to eliminate any obligation to make such additional payment by such Affected Person which may thereafter accrue, if such change or other action in the sole judgment of such Affected Person is not otherwise disadvantageous or burdensome to such Affected Person.

               (e) (i) Any Investor that is not a United States person (as such term is defined in Section 7701(a) of the Code) agrees that:

          (A) it shall, no later than the Closing Date (or, in the case of an Investor which becomes a party hereto after the Closing Date, the date upon which such Investor becomes a party hereto) deliver to the Administrative Agent and the Seller two accurate and complete signed originals of IRS Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor thereto ("Form W-8ECI"), or two accurate and complete signed originals of IRS Form W-8BEN (claiming a complete exemption from U.S. withholding tax under an income tax treaty) or any successor thereto ("Form W-8BEN"), as appropriate; and

          (B) from time to time, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Administrative Agent and the Seller two new accurate and complete original signed copies of Form W-8BEN, or Form W-8ECI, as applicable in replacement for, or in addition to, the forms previously delivered by it hereunder.

          (ii) Any Investor that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or successor applicable form, at the times specified for delivery of forms under paragraph (e)(i) of this subsection.

          (iii) Each Form W-8BEN or Form W-8ECI delivered by a Investor pursuant to this subsection (e) shall certify, unless unable to do so by virtue of a Change in Law occurring after the date such Investor becomes a party hereto, that such Investor is entitled to receive payments under this Agreement without deduction or withholding of U.S. federal income taxes and each Form W-9 shall certify, unless unable to do so by virtue of a Change in Law occurring after the Closing Date, that such Investor is entitled to an exemption from U.S. backup withholding.

          (iv) Notwithstanding the foregoing provisions of this subsection (e) or any other provision of this Section 2.10, no Investor shall be required to deliver any form pursuant to this Section 2.10(e) if such Investor is not legally able to do so by virtue of a Change in Law occurring after the Closing Date.

          (v) Each Investor shall, promptly upon the reasonable request of the Seller or the Administrative Agent, at its expense, deliver to the Seller or the Administrative Agent (as the case may be) such other forms or similar documentation or other information as may reasonably be required from time to time by any applicable law, treaty, rule or regulation of any Governmental Authority in order to establish such Investor's tax status for withholding tax purposes.

          (vi) The Seller shall not be required to pay any additional amount in respect of Taxes pursuant to this Section 2.10 to any Investor if the obligation to pay such additional amount would not have arisen but for a failure by such Investor to comply with its obligations under subsection 2.10(e) (other than by reason of a Change in Law occurring after the date of this Agreement or the date upon which such Investor became a party hereto, if later).

          (vii) On or prior to the date of this Agreement, the Purchaser shall provide two properly completed and duly executed copies of IRS Form W-9, or successor applicable form.

          (viii) The Purchaser hereby represents and warrants that it is to be treated as a domestic corporation for U.S. federal income tax purposes.

          Section 2.11 Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Administrative Agent for its benefit and the ratable benefit of the Investors (collectively, the "Secured Parties"), and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Investors (and the Originators hereby consent to such assignment and granting of), a security interest in, all of the Seller's right, title and interest in and to
(A) the Sale and Contribution Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Sale and Contribution Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Sale and

Contribution Agreement (including, without limitation, the security interests created by Section 2.06 of the Sale and Contribution Agreement (which security interests are subject to the prior rights of the Secured Parties under and/or in connection with the Security Agreements)), (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Sale and Contribution Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Sale and Contribution Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Pool Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections (the "Pool Receivables Collateral"), and (C) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

          Section 2.12 Security Agreements. As collateral security for the performance by the Originators of their obligations under Section 5.02(c), the Originators have agreed to enter into the Security Agreements in favour of the Administrative Agent for its benefit and the rateable benefit of the Investors.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

          Section 3.01 Conditions Precedent to Initial Purchase. The obligation of the Investor to make the initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following on or before the date of such purchase, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent:

               (a) Certified copies of the resolutions of the Board of Directors or managing partner of the Seller, Greif, Inc. and each Originator approving the Transaction Documents and certified copies of all documents evidencing other necessary corporate or company action and governmental approvals, if any, with respect to the Transaction Documents.

               (b) A certificate of the Secretary or Assistant Secretary of Greif, Inc., the Seller and each Originator certifying the names and true signatures of the officers of the Seller and such Originator authorized to sign the Transaction Documents and the other documents to be delivered by it hereunder and thereunder.

               (c) Copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Sale and Contribution Agreement.

               (d) Completed requests for information, dated on or before the Original Closing Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or the relevant Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

               (e) The favorable opinions of Baker and Hostetler LLP, counsel for the Seller and the Originators, and of internal counsel to the Originators, dated the date hereof, each substantially in the applicable forms set out in Annex F-1, F-2 and F-3 hereto, and as to such other matters as the Administrative Agent may reasonably request.

               (f) Executed copies of each Security Agreement, each Lock-Box Agreement, the Concentration Account Control Agreement and the Securities Account Control Agreement.

               (g)  An executed copy of the Fee Agreement.

               (h)  An executed copy of each other Transaction Document.

               (i) A copy of the articles of incorporation and by-laws or equivalent organizational documents of Greif, Inc., the Seller and each Originator.

               (j) A certificate as to the good standing or full force and effect, as the case may be, and payment of franchise taxes of Greif, Inc., the Seller and each other Originator that is organized under the laws of the State of Delaware, from the Secretary of State of Delaware or other official, dated as of a recent date.

               (k) A certificate as to the good standing and payment of franchise taxes of GLCC Originator from the Secretary of State of Ohio or other official, dated as of a recent date.

               (l) In respect of any financing statement identified in Schedule III hereto, an agreement between the Purchaser, the Administrative Agent and the secured party or parties identified in such financing statement confirming that such secured party or parties have no Adverse Interest, and/or releasing any such Adverse Interest, in respect of any Originator Receivables and otherwise in form and substance satisfactory to the Administrative Agent.

               (m) The Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request.

          Section 3.02 Conditions Precedent to All Purchases. Each purchase (including the initial purchase) shall be subject to the further conditions precedent that:

               (a) in the case of each purchase, the Servicer shall have delivered to the Administrative Agent at least three Business Days prior to such purchase, in form and substance satisfactory to the Administrative Agent, a completed Monthly Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Potential Event of Termination under
     Section 7.01(o) has occurred and would be continuing or would occur;

               (b) on the date of such purchase, the following statements shall be true, except that the statements in clauses (iii) and (iv) below are required to be true only if such purchase is by an Investor (and acceptance of the proceeds of such purchase shall be deemed a representation and warranty by the Seller and the Servicer (each as to itself) that such statements are then true):

          (i)   the representations and warranties contained in Section 4.01 and
     4.02 are correct on and as of the date of such purchase as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true as of such earlier date),

          (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or a Potential Event of Termination, and no default shall have occurred under or in respect of the Fee Agreement,

          (iii) in the case of any purchase by an Investor, the Administrative Agent shall not have given the Seller at least one Business Day's notice that the Investor has terminated the purchase of Receivable Interests, and

          (iv) each Originator shall have sold or contributed to the Seller, pursuant to the Sale and Contribution Agreement, all Originator Receivables arising on or prior to such date;

               (c) after giving effect to such purchase, the aggregate outstanding Capital of Receivable Interests would not exceed the Purchase Limit; and

               (d) the Liquidity Facility Agreements shall be in full force and effect and the Liquidity Termination Date shall not have occurred (subject to any extension of such Liquidity Termination Date).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Section 4.01 Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows:

               (a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

               (b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by hereunder, including the Seller's use of the proceeds of purchases, (i) are within the Seller's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene
     (1) the Seller's organizational documents, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property in any material respect or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this

     Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

               (d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

               (e) No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

               (f) Immediately prior to the purchase by the Investor, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase, the Investors shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Agreement and those filed by the Seller pursuant to the Sale and Contribution Agreement, each as specifically identified in Schedule II hereto.

               (g)  As at the date of this Agreement, and save as referred to in
     Section 4.01(f) above, no effective financing statement or other similar instrument covering any Pool Receivable or the Related Security and Collections thereof is on file in any recording office except those specifically identified in Schedule III hereto (which, for the avoidance of doubt shall be subject to partial discharges pursuant to Section 3.01(c) and (l)).

               (h) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in
     Section 5.01(b).

               (i) The names and addresses of the Lock-Box Banks, the Concentration Account Bank, the Securities Intermediary together with the account numbers of the Lock-Box Accounts, the Concentration Account and the Securities Account, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.02(d).

               (j) The Seller is not known by and does not use any trade name or doing-business-as name.

               (k) The Seller was organized on 30 July 2003, and the Seller did not engage in any business activities prior to that date. The Seller has no Subsidiaries.

               (l) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
     (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

               (m) With respect to each Pool Receivable, the Seller shall have purchased such Pool Receivable from each Originator in exchange for cash or a capital contribution (made by the Seller to the applicable Originator in accordance with the provisions of the Sale and Contribution Agreement), in an amount which constitutes fair consideration and reasonably equivalent value. No such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

               (n) There is no pending or, to the Seller's actual knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator which would reasonably be expected to materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

               (o) Since July 2003 there has been no material adverse change in the business, operations, financial condition or liabilities (contingent or otherwise) or prospects of the Seller.

               (p) The correct legal name, tax identification number and chief executive office of the Seller are as follows:

          Greif Receivables Funding LLC
          c/o The Corporation Trust Company
          Wilmington, Delaware 19801
          United States of America
          Tax ID: 06 - 1704271

               (q) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Pool Receivables Collateral in favour of the Secured Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against the creditors of and purchasers from the Seller.

               (r) The Pool Receivables Collateral constitute "accounts" within the meaning of the UCC.

               (s) The Seller has caused or will have caused, within ten days of the date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Pool Receivables Collateral granted to the Secured Parties hereunder.

               (t) Other than the security interest granted to the Secured Parties pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Receivables Collateral.

               (u) The Seller is not aware of any material tax lien filings against it.

          Section 4.02 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as follows:

               (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the operations of the Servicer or its ability to perform its obligations hereunder.

               (b) The execution, delivery and performance by the Servicer of this Agreement and any other documents to be delivered by it hereunder (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property in any material respect or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties except for the interest created pursuant to this Agreement. This Agreement has been duly executed and delivered by the Servicer.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder, except for the filing of UCC financing statements which are referred to in the Transaction Documents.

               (d) This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

               (e) The audited consolidated balance sheet of the Servicer as at October 31, 2002, and the audited consolidated statements of operations and cash flows of the Servicer for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the financial condition of the Servicer and its Subsidiaries as at such date and the results of the operations of the Servicer and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since October 31, 2002 there has been no material adverse change in the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of the Servicer.

               (f) There is no pending or, to the Servicer's actual knowledge, threatened action or proceeding affecting the Servicer or any of its Subsidiaries before any court, governmental agency or arbitrator which would reasonably be expected to materially adversely affect the financial condition or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

               (g) There is no pending or, to the Servicer's actual knowledge, threatened action or proceeding affecting any Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which would be reasonably expected to materially adversely affect the financial condition or operations of any Originator or the ability of the Seller or any Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; no Originator nor any Subsidiary thereof is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of any Originator and its respective Subsidiaries, taken as a whole.

               (h) All factual information (taken as a whole) contained in each Servicer Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrative Agent or the Investors in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent or Investors at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact. The projections and pro forma financial information contained in or to be contained in any such material are and will be based on good faith estimates and assumptions believed by the Servicer to be reasonable at the time made, it being recognized that such projections as to future events are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ materially from the projected results and that the Servicer makes no representation or warranty that such projections, pro forma results or budgets will be realized.

                                    ARTICLE V
                                    COVENANTS

          Section 5.01 Covenants of the Seller. Until the latest of the Facility Termination Date or the date on which no Capital of, or Yield on, any Receivable Interest shall be outstanding and all other amounts owed by the Seller hereunder to the Investors or the Administrative Agent are paid in full:

               (a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

               (b) Offices, Records, Name and Organization. The Seller will not change its name or its state or form of organization or taxpayer identification number or chief executive office, unless (i) the Seller shall have provided the Administrative Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and the related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

               (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will require each Originator at the Originator's expense to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables where:

          (i) before an Event of Termination that is continuing, such non-performance or non-compliance would reasonably be expected to give rise to any dispute, set-off, counterclaim or other claim on the part of the relevant Obligor that is more than 1% of the Discount Protection Amount applying at such time (or together with all such disputes, set-offs, counterclaims or other claims in aggregate, are more than 2% of the Discount Protection Amount applying at such time), unless in either case a corresponding amount has been deposited by the Seller in the Securities Account pursuant to Section 2.04(c)(i); or

          (ii) at all times following a Event of Termination that is continuing, such non-performance or non-compliance would reasonably be expected to give rise to any dispute, set-off, counterclaim or other claim on the part of the relevant Obligor; and

the Seller will require each Originator at the Originator's expense to timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

               (d) Sales, Liens, Etc. Except for the ownership and security interests created hereunder in favor of the Administrative Agent, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof; provided, however, that the provisions of this paragraph shall not prevent the existence of inchoate liens for taxes, assessments and governmental charges or claims not yet due or being contested in good faith and by appropriate proceedings.

               (e)  Extension or Amendment of Receivables. Except as provided in
     Section 6.02(c) or with the consent of the Administrative Agent, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract affecting any Pool Receivable.

               (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool taken as a whole or the ability of the Seller to perform its obligations under this Agreement. The Seller will not make any change in the Credit and Collection Policy that would impair or delay in any material respect the collectibility of the Pool Receivables (taken as a whole) or the ability of the Servicer to perform its obligations under this Agreement. In the event that the Seller makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Administrative Agent with an updated Credit and Collection Policy and a summary of all material changes.

               (g) Deposits to Lock-Box Accounts. Unless each Originator has provided such instructions pursuant to the first sentence of Section 5.02(c), the Seller will instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. The Seller agrees and acknowledges that (i) substantially all the cash or cash proceeds deposited or credited to any Lock-Box Account will constitute Collections of Receivables and (ii) the Seller will be able to identify, trace the source and properly allocate such Collections at all times; provided, however, that if any cash or cash proceeds other than Collections are deposited or credited to any Lock-Box Account, the Administrative Agent shall direct that such funds be promptly returned to or as otherwise directed by the Seller upon the Seller or Servicer reasonably demonstrating that such funds are not Collections.

               (h) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables and the related Contracts have been sold in accordance with this Agreement.

               (i)  Further Assurances.

          (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors or the Administrative Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the reasonable request of the

     Administrative Agent, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

          (ii) The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

               (j) Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

          (i) as soon as available and in any event within 120 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, treasurer or assistant treasurer of the Seller;

          (ii) promptly after the Seller obtains knowledge thereof (in any event within five (5) days), notice of any "Event of Termination" or "Facility Termination Date" under the Sale and Contribution Agreement;

          (iii) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling to the Seller, pursuant to the Sale and Contribution Agreement, newly arising Originator Receivables;

          (iv) at the time of the delivery of any financial statements provided for in clause (i) or (ii) of this paragraph or Section 5.03(a) or (b), a certificate of the chief financial officer, the treasurer or an assistant treasurer of the Seller to the effect that, to such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

          (v) promptly after receipt thereof, copies of all notices received by the Seller from any Originator under the Sale and Contribution Agreement; and

          (vi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent may from time to time reasonably request.

               (k) Corporate Separateness. The Seller shall at all times observe the following covenants:

          (i) At all times on or after the date hereof, at least two of the directors of the Seller shall be Independent Managers. An "Independent Manager" shall mean a director of the Seller who is not at the time of initial appointment, or at any time while serving as a director of the Seller, and has not been at any time during the preceding five (5) years:
     (a) a shareholder, director (with the exception of serving as the Independent Manager of the Seller and any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, assets of any Affiliate of the Seller), officer, employee, partner, attorney or counsel of the Seller or any Affiliate; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Seller or any Affiliate; (c) a Person controlling or under common control with any such shareholder, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such shareholder, director, officer, employee, partner, customer, supplier or other Person. "Affiliate" means a Person other than the Seller
     (i) that directly or indirectly controls or is controlled by or is under common control with the Seller, (ii) that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the Seller, or
     (iii) that, directly or indirectly, is the beneficial owner 10% or more of any class of equity securities of the Seller or of which the Seller is directly or indirectly the owner of 10% or more of any class of equity securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. "Affiliate" of the Seller does not include a Person that is a partner in one or more partnerships or joint ventures with the Seller or any other Affiliate of the Seller if such Person is not otherwise an Affiliate of the Seller.

          (ii) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents.

          (iii) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables and other assets, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

          (iv) The Seller will not incur any material indirect or overhead expenses or items shared with any Originator or any of their respective Affiliates. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that the Originators shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

          (v) The Seller's operating expenses will not be borne by the Originators or any of their respective Affiliates;

          (vi) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

          (vii) The Seller's books and records will be maintained separately from those of the Originators and any of their respective Affiliates;

          (viii) The financial statements of the Originators or any of their respective Affiliates that will not be consolidated to include the Seller except as required by GAAP;

          (ix) The Seller will not have its assets listed on the financial statements of any other person, except as required by GAAP; and any consolidated financial statements that include the Seller's assets will contain a note indicating that the separate assets and liabilities of the Seller have been consolidated therein, that the Seller has separate financial statements and that the assets of the Seller are subject to certain security interests for the benefit of third party investors and others in connection with a receivables purchase facility;

          (x) The Seller will strictly observe organizational formalities in its dealings with the Originators or any of their respective Affiliates, and any funds or other assets of the Seller will not be commingled with those of the Originators or any of their respective Affiliates except as permitted by the Sale and Contribution Agreement in connection with servicing the Receivables and the other Receivable Interests. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originators or any of their respective Affiliates have independent access. The Seller shall not be named, and will not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Originators or any of their respective Affiliates. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

          (xi) The Seller will maintain arm's-length relationships with the Originators (and any of their respective Affiliates). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor the Originators will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and the Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

          (xii) The Seller shall not permit the Originators or any of their respective Affiliates to pay the salaries of Seller's employees, if any;

          (xiii) The Seller shall allocate fairly and reasonably the cost of any shared office space. The Seller shall use its own separate invoices and checks;

          (xiv) The Seller shall hold itself out to the public under the Seller's own name and as a separate and distinct corporate entity and not as a department or division of any Affiliate of the Seller. The Seller shall act solely in its own corporate name and through its own duly authorized officers and agents. The Seller shall correct any known misunderstanding regarding its separate identity;

          (xv) All customary formalities regarding the limited liability company existence of the Seller shall be observed;

          (xvi) The Seller shall not guarantee or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities or obligations of any Person, nor shall the Seller make any loan. Without limiting the foregoing, the Seller shall not pledge its assets for the benefit of any other Person except as permitted or provided by the Transaction Documents;

          (xvii) The Seller shall independently make decisions with respect to its business and daily operations; and

          (xviii) None of the Seller's funds shall be used to acquire obligations or securities of, or make loans or advances to, any Affiliate.

               (l) Sale and Contribution Agreement. The Seller will not amend, waive or modify any provision of the Sale and Contribution Agreement (provided that the Seller may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Sale and Contribution Agreement, without in each case the prior written consent of the Administrative Agent. The Seller will perform all of its obligations under the Sale and Contribution Agreement in all material respects and will enforce the Sale and Contribution Agreement in accordance with its terms in all material respects. The Seller hereby assigns its rights under the Sale and Contribution Agreement to the Investor and the Administrative Agent and agrees and acknowledges that the Investor and the Administrative Agent may enforce the Seller's rights under the Sale and Contribution Agreement as if each were a party thereto.

               (m) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from an Originator and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

               (n) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Sale and Contribution Agreement.

               (o) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any equity or shareholder interests of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity or shareholder interests of the Seller or any warrants, rights or options to acquire any such equity or shareholder interests, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends or distributions on its equity or shareholder interests to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends and distributions are in compliance with all applicable law including the corporate and limited liability company law of the state of the Seller's organization, and (iii) such dividends have been approved by all necessary and appropriate limited liability company action of the Seller.

               (p) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement and as contemplated by the other Transaction Documents.

               (q) Organizational Documents. The Seller will not amend its Articles of Organization filed with the Secretary of the State of Delaware or any provision of the LLC Agreement.

               (r) Financial Covenant Prepayment. In the event that (i) as of the last day of any Fiscal Quarter, Greif, Inc. shall have breached any financial covenants contained in the Reference Senior Credit Agreement,
     (ii) a waiver or forbearance with respect to such financial covenants (any such waiver or forbearance a "Waiver") is given by the required lenders under such Reference Senior Credit Agreement and (iii) Fortis Bank S.A./N.V., in its capacity as lender under the Reference Senior Credit Agreement does not consent to such Waiver, the Seller shall within 90 days from the date the Compliance Certificate (as such term is defined in the Reference Senior Credit Agreement) evidencing such breach is delivered pursuant to the Reference Senior Credit Agreement, pay in full (A) the Capital of each Receivable Interest and Yield thereon, and (B) all Fees and other amounts owed by the Seller hereunder to the Investors or the Administrative Agent.

          Section 5.02 Covenant of the Seller and each Originator. (a) Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors or the Administrative Agent are paid in full, each of the Seller and the Originators will, at their respective expense, from time to time during regular business hours as reasonably requested by the Administrative Agent on not less than 2 Business Days' notice, permit the Administrative Agent or its agents or representatives (including independent public accountants, which may be the Seller's or each Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or such Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or such Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or such Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or such Originator's performance under the Transaction Documents or under the Contracts with any of the officers of the Seller or such Originator, as the case may be, having knowledge of such matters.

               (b) The Seller and each Originator will promptly notify the Servicer of any Eligible Receivable which, to the Seller's or such Originator's knowledge, as the case may be, is an Impaired Eligible Receivable.

               (c) Unless the Seller has otherwise so notified the Obligors pursuant to Section 5.01(g), each Originator will instruct all Obligors under Receivables originated by it to remit all their payments in respect of such Receivables to a Lock-Box Account. If an Originator shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. No Originator will add or terminate any bank as a Lock-Box Bank from those listed in Schedule I to this Agreement unless the Administrative Agent shall have received a fully executed Lock-Box Agreement with each new Lock-Box Bank substantially in the form attached or on such terms as the Administrative Agent may reasonably require. Neither the Seller nor any Originator will at any time apply in a manner inconsistent with this Agreement or any Lock-Box Agreement any funds credited to a Lock-Box Account.

               (d) Change in Payment Instructions to Obligors. Neither the Seller nor any Originator will add or terminate any bank as a Lock-Box Bank, Concentration Account Bank or Securities Intermediary from those listed in Schedule I to this Agreement unless the Administrative Agent shall have received a fully executed Lock-Box Agreement, Concentration Account Control Agreement or Securities Account Control Agreement (as the case may be) with each new bank.

          Section 5.03 Covenants of Servicer, Seller and each Originator; Account Control.

          Without limiting the generality of Section 5.01(i), the Servicer, the Seller and each Originator undertake that, upon the earlier of (I) the issuance by a Depositary of an Account Control Termination Notice or (II) it or any of them becoming aware of any Depositary's intention to cancel, terminate or revoke any Account Control Agreement, the Seller and/or any affected Originator shall:

               (a) arrange for a substitute Depositary and substitute Lock-Box Account, Concentration Account and/or Securities Account, as the case may be, each as the Administrative Agent may reasonably approve or require;

               (b) enter into replacement account control arrangements substantially in the same form(s) as the relevant Account Control Agreement(s) which such arrangements replace (or such other form(s) as the Administrative Agent may approve); and

               (c) arrange for such amendments to the Transaction Documents as the Administrative Agent may reasonably require,

in each case within fifty-five (55) days following the date such Account Control Termination Notice or, as the case may be, the date the Servicer, the Seller and/or any Originator so became aware.

          Section 5.04 Covenants of the Servicer. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller hereunder to the Investors or the Administrative Agent are paid in full, the Servicer will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

               (a) as soon as available and in any event within 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Greif, Inc. as at the end of such year and the related consolidated statements of operations, retained earnings, shareholders' equity and cash flow for such year, setting forth in each case in comparative form the corresponding consolidated figures for the previous fiscal year, accompanied by the opinion of Ernst & Young LLP or another internationally recognized independent certified public accounting firm (the "Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations of Greif, Inc. and its Subsidiaries for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination or in any other material respect. Such opinion shall be accompanied by a certificate of such Independent Auditor setting forth a computation (which shall be in reasonable detail) showing the calculation of each of the Financial Maintenance Covenants (as defined in the Senior Credit Agreement);

               (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the consolidated balance sheet of Greif, Inc. as at the end of such quarter and the related consolidated statements of operations, retained earnings and cash flow for the period commencing on the first day and ending on the last day of such quarter, and the period from the beginning of the respective fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the previous fiscal year, accompanied by a certificate of the chief financial officer, treasurer or assistant treasurer of Greif, Inc., which certificate shall state that said consolidated financial statements fairly present in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end adjustments and the absence of footnotes), the consolidated financial position and the results of operations of Greif, Inc. and its Subsidiaries;

               (c) concurrently with the delivery of the financial statements referred to in paragraphs (ii) and (iii) above, (i) a Compliance Certificate (in the form set out as a schedule to the Senior Credit Agreement but addressed to each Investor and the Administrative Agent) executed by the chief financial officer, treasurer or assistant treasurer of Greif, Inc. stating that (A) Greif, Inc. and its Subsidiaries are in compliance with each of the financial covenants contained in the Senior Credit Agreement, together with calculations (in reasonable detail) demonstrating compliance with each Financial Maintenance Covenant;

               (d) as soon as possible and in any event within five days after the Servicer becoming aware of the occurrence of each Event of Termination or Potential Event of Termination, a statement of the chief financial officer or treasurer of the Servicer setting forth details of such Event of Termination or Potential Event of Termination and the action that the Servicer has taken and proposes to take with respect thereto;

               (e) promptly after the sending or filing thereof, copies of all reports that Greif, Inc. or any Originator sends to any of its security holders, and copies of all reports and registration statements that such Originator or any of its Subsidiaries files with the SEC or any national securities exchange;

               (f) a notice containing the same notification, information and materials, and accompanied by the same statements from the same Persons, required to be given pursuant to Section 7.3(c) of the Senior Credit Agreement to the Administrative Agent under and as defined in the Senior Credit Agreement,

               (g) at least 30 days prior to any change in the name or jurisdiction of organization of any Originator, a notice setting forth the new name or jurisdiction of organization and the effective date thereof; and

               (h) at the time of the delivery of any financial statements provided for in Sections 5.03(a) or (b), a certificate of the chief financial officer, the treasurer or an assistant treasurer of the Servicer to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof.

                                   ARTICLE VI
                ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

          Section 6.01 Designation of Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Administrative Agent gives notice to the Seller of the designation of a new Servicer following the occurrence and during the continuance of a Servicer Default, Greif, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Administrative Agent at any time after the occurrence and during the continuance of a Servicer Default may designate as Servicer any Person (including itself) to succeed Greif, Inc. or any successor Servicer, if such Person shall consent and agree to the terms hereof and, if so requested by the Administrative Agent, the obligations of such Person are guaranteed pursuant to a servicer guaranty in a form acceptable to the Administrative Agent. The Servicer may, with the prior consent of the Purchaser, subcontract with an Originator for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

          Section 6.02 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such reasonable actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Administrative Agent hereby appoint the Servicer, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and in any event with no less care than a prudent person would exercise and apply if it owned such Receivables.

               (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.04. The Servicer shall not at any time apply in a manner inconsistent with this Agreement any funds credited to a Lock-Box Account.

               (c) If no Event of Termination shall have occurred and be continuing, Greif, Inc., while it is the Servicer, may, in accordance with the relevant Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as Greif, Inc. deems appropriate to maximize Collections thereof, or otherwise amend or modify the terms of any Receivable, provided that the classification of any such Receivable as a Defaulted Receivable shall not be affected by any such extension.

               (d) The Servicer shall hold in trust for the Seller and each Investor, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Servicer shall mark the Seller's master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrative Agent, evidencing that Receivable Interests therein have been sold.

               (e) The Servicer shall, from time to time at the request of the Administrative Agent (acting reasonably), furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts to be set aside for the Investors pursuant to Section 2.04.

               (f) The Servicer shall use commercially reasonable efforts to provide to the Administrative Agent or to cause the relevant Lock-Box Bank or Concentration Account Bank to provide to the Administrative Agent, prior to 11.00 a.m. (New York city time) on each Business Day, a written statement of the net balance credited to each Lock-Box Account and the Concentration Account at the end of the immediately preceding Business Day.

               (g) The Servicer shall prepare and forward to the Administrative Agent, prior to 10.00 a.m. (New York time) on the fourth Business Day before the Settlement Date in any month, the Monthly Report containing information relating to the Receivable Interests as at the end of the immediately preceding Monthly Period. Upon the occurrence and during the pendancy of any Event of Termination the Servicer shall, prior to 11:00 a.m. (New York time) on each Business Day, prepare and forward to the Administrative Agent a Daily Report containing information relating to the Receivables current as of the close of business at the end of the second immediately preceding Business Day. For purposes of this Agreement, the Daily Report that is prepared on the last Business Day of each month shall also constitute the Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month (which Monthly Report shall be delivered to the Administrative Agent no later than 4 Business Days prior to the Settlement Date in such month (the "Monthly Report Date")).

          The Servicer hereby elects to transmit Servicer Reports to the Administrative Agent by electronic mail (each an "E-Mail Servicer Report") provided, that (i) each E-Mail Servicer Report shall be (A) formatted as the Administrative Agent may designate from time to time (acting reasonably) and (B) sent to the Administrative Agent at an electronic mail address designated by the Administrative Agent, (ii) the Administrative Agent shall be authorized to rely upon such E-Mail Servicer Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Administrative Agent in accordance with the terms of this Agreement and (iii) the Servicer shall by the close of business on each Reporting Day send to the Administrative Agent by facsimile an executed copy of the applicable Servicer Report.

               (h) The Servicer shall (i) promptly notify the Administrative Agent, after giving effect to any applicable grace periods, of any failure by it to make any payment required of it hereunder or to perform its duties under Section 6.02(b), and (ii) notify the Administrative Agent with reasonable promptness of any failure by it to perform any of its other duties and obligations hereunder.

          Section 6.03 Certain Rights of the Administrative Agent. (a) The Seller and the Originators hereby agree and acknowledge that the Administrative Agent has exclusive control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. The Administrative Agent may notify the Obligors of Pool Receivables, at any time after any Servicer Default or Event of Termination has occurred that is at such time not cured or waived, of the ownership of Receivable Interests under this Agreement. Any such notification, if made after a Servicer Default or Event of Termination, shall be at the expense of the Seller.

               (b) At any time after any Event of Termination has occurred that has not been cured or waived:

          (i) the Administrative Agent may provide the Shifting Instructions Notice (as defined in the relevant Lock-Box Agreement, Concentration Account Control Agreement or Securities Account Control Agreement) to the applicable Lock-Box Bank, Concentration Account Bank and/or Securities Intermediary and/or direct each Lock-Box Bank, Concentration Account Bank and/or Securities Intermediary to forward all amounts in any or all of the Lock-Box Accounts, Concentration Account or Securities Account held by it to the Purchaser on a daily basis or such other basis as is specified by the Administrative Agent.

          (ii) The Administrative Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

          (iii) At the Administrative Agent's request and at the Seller's expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Administrative Agent or its designee.

          (iv) At the Administrative Agent's request and at the Seller's expense, the Seller and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool

     Receivables in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

          (v) The Seller authorizes the Administrative Agent to take any and all steps in the Seller's name and on behalf of the Seller that are necessary, or desirable and reasonable, in the determination of the Administrative Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

          Section 6.04 Rights and Remedies. (a) If the Servicer fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to), following notice to the Servicer, itself perform, or cause performance of, such obligation; and the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Servicer.

               (b) The Seller and each Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Administrative Agent on behalf of the Investors of their rights under this Agreement shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Unless otherwise expressly agreed in writing, neither the Administrative Agent nor the Investors shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

          Section 6.05 Further Actions Evidencing Purchases. Each Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, each Originator will (i) upon the request of the Administrative Agent, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; and (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrative Agent, evidencing that Receivable Interests therein have been sold.

          Section 6.06 Covenants of the Servicer and each Originator.

               (a) Audits of the Servicer. The Servicer will, during regular business hours as reasonably requested by the Administrative Agent on not less than 2 Business Days' notice, permit the Administrative Agent, or its agents or representatives (including independent public accountants, which may be the Servicer's independent public accountants) (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Servicer, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause
     (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Servicer's performance hereunder with any of the officers of the Servicer having knowledge of such matters.

               (b) Change in Credit and Collection Policy. No Originator or the Servicer will make any change in the Credit and Collection Policy that would impair or delay in any material respect the collectibility of the Pool Receivables taken as a whole or the ability of the Servicer to perform its obligations under this Agreement. In the event that any Originator or the Servicer makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Administrative Agent with an updated Credit and Collection Policy and a summary of all material changes.

               (c) "Agreed Upon Procedures". As soon as available and in any event within 120 days after the end of each fiscal year of each Originator, and in addition as soon as available upon the request of the Administrative Agent at any time after the occurrence of an Event of Termination that has not been waived or cured, the Servicer shall provide to the Administrative Agent (at the Seller's expense) an "agreed upon procedures" report from an independent accounting firm acceptable to the Administrative Agent, on a scope and in a form reasonably requested by the Administrative Agent, with respect to the Receivables, the Credit and Collection Policies, the Seller's and Servicer's performance of its obligations hereunder, the Originators' performance of their respective obligations under the Sale and Contribution Agreement and the Collections.

          Section 6.07 Indemnities by the Servicer. Without limiting any other rights that the Administrative Agent, any Investor or Scaldis Capital Limited (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party,
(b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

          (i) any representation made or deemed made by the Servicer pursuant to Section 4.02 hereof which shall have been incorrect in any respect when made;

          (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

          (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or at any subsequent time;

          (iv) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

          (v) the commingling of Collections of Pool Receivables at any time by the Servicer with other funds;

          (vi) any action or omission by the Servicer reducing or impairing the rights of the Investors with respect to any Pool Receivable or the value of any Pool Receivable; or

          (vii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Receivable;

          (viii) any costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against a Special Indemnified Party, and arising directly or indirectly from or out of: (i) noncompliance with any local, state or federal law, rule, regulation, policy, guideline, permit, authorization or the like pertaining to the regulation of protection of human health or safety, natural resources or the environment (including but not limited to the regulation or remediation of Hazardous Substances as defined below) (collectively, "Environmental Laws"), all as amended, relating to or affecting the Receivables or the purchase of Receivable Interests pursuant to this Agreement, whether or not caused by or within the control of the Servicer or (ii) the presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"), in a manner affecting all or any portion of the Receivables, regardless of whether or not caused by or within the control of the Servicer;

          (ix)   any Reimbursable Amounts paid by the Administrative Agent;

          (x) (A) the confidentiality provisions included in any Impaired Eligible Receivable described in clause (a) of the definition thereof, (B) the indebtedness due from an Originator to the Obligor under any Impaired Eligible Receivable described in clause (b) of the definition thereof or
     (C) any provision in an Eligible Receivable or the related Contract which purports to give the Obligor the right thereunder to consent to the transfer, sale or assignment of the related rights and duties of the Originator thereof (except to the extent that such Originator has obtained such consent);

          (xi) the characterization in any Servicer Report or other written statement made by or on behalf of the Seller of any Receivable as an Eligible

     Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance; or

          (xii) any breach by the Servicer of its representation in Section 4.02(j).

                                   ARTICLE VII
                              EVENTS OF TERMINATION

          Section 7.01 Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

               (a) The Servicer (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or (iii) of this subsection (a)) and such failure shall remain unremedied for three Business Days; provided, however, that no grace period shall be available in respect of any failure by the appropriate party to perform or observe any term or covenant set forth in Section 5.03, Section 5.04(d) or Section 6.02, (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure shall remain unremedied for one Business Day; provided, however, that no such grace period shall be available if Greif, Inc. is not then rated at least the Relevant Grade or (iii) shall fail to perform the covenant listed in
     Section 5.04(e) and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Servicer by the Administrative Agent; or

               (b)  The Seller shall fail to make any payment required under
     Section 2.04(c) or within three (3) Business Days the same becomes due; or

               (c) Any representation or warranty made or deemed made by the Seller, the Originators or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller, any Originator or the Servicer by the Administrative Agent; or

               (d) The Seller or any Originator (i) shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part (other than as referred to in clause (ii) of this subsection (d)) to be performed or observed and any such failure remains unremedied for 10 days or (ii) shall fail to perform the covenant listed in Section 5.01(j)(v) and such failure remains unremedied for 30 days after written notice thereof has been given to the Seller or any Originator by the Administrative Agent; or

               (e) (i) The Seller or any Originator, or any Significant Subsidiary (as such term is defined in the Senior Credit Agreement) (collectively, with the Seller and any Originator, the "Specified Companies" and each a "Specified Company") shall fail to make any payment in respect of any one or more issues of Debt or Contingent Obligation having an aggregate principal of more than the Dollar Equivalent amount of U.S.$20,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt or Contingent Obligation was created or by which it is governed or (ii) any Specified Company shall fail to perform or observe any term, condition or covenant (including, without limitation, failure by Greif, Inc. to perform or observe any financial covenant under the Senior Credit Agreement, where such failure is continuing and has not been remedied or waived in accordance with the terms of the Senior Credit Agreement) or any other event shall occur or condition exist, under any agreement or instrument relating to any Debt or Contingent Obligation, if the effect of such failure, event or condition is to cause or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (with or without notice or passage of time or both), such Debt declared to be due and payable prior to its stated maturity or to require any of Greif Inc. or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Debt, or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption) prior to the stated maturity thereof or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that the aggregate amount of all such Debt or Contingent Obligations for all Specified Companies so affected and cash collateral so required shall be in a Dollar Equivalent amount of U.S.$20,000,000 or more; or

               (f) Any purchase pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in the Pool Receivables and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

               (g) Any Specified Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Specified Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Specified Company shall take any corporate action to authorize or consent to any of the actions set forth above in this subsection (g); or

               (h) As of the last day of any Monthly Period either (i) the Default Ratio Current Month shall exceed 5.75% or (ii) the Default Ratio Rolling Average shall exceed 5.25%; or

               (i) As of the last day of any Monthly Period either (i) the Delinquency Ratio Current Month shall exceed 15% or (ii) the Delinquency Ratio Rolling Average shall exceed 12.50%; or

               (j) As of the last day of any Monthly Period the Dilution Ratio Current Month shall exceed 2%; or

               (k) As of the last day of any Monthly Period the Loss Horizon Ratio shall exceed 2.5; or

               (l) Any provision of any Transaction Document for any reason (i) ceases to be valid and binding upon the Seller, the Servicer, any Originator or any Depositary, or (ii) the Seller, the Servicer or any Originator shall seek to repudiate, revoke or cancel any Transaction Document to which it is a party for any reason, or (iii) any Depositary shall seek to repudiate, revoke or cancel any Account Control Agreement by reason of any alleged breach by the Seller or any Originator of any Account Control Agreement to which it is a party; or

               (m)  A Servicer Default shall occur and be continuing; or

               (n) The Net Receivables Pool Balance shall on any Business Day be less than the sum of the aggregate outstanding Capital plus the Discount Protection Amount on all Receivable Interests and (i) if Greif, Inc. is rated at least the Relevant Grade, such failure shall not be remedied within three Business Days or (ii) if Greif, Inc. is not rated at least the Relevant Grade, such failure shall not be remedied within one Business Day; or

               (o) An "Event of Termination" or "Facility Termination Date" shall occur under the Sale and Contribution Agreement, or the Sale and Contribution Agreement shall cease to be in full force and effect; or

               (p)  A Change of Control shall occur, or

               (q) Greif, Inc.'s long term senior secured debt securities shall be rated less than B+ by S&P or B1 by Moody's (a "Ratings Downgrade") and 30 days have elapsed from the date of such Ratings Downgrade or, if Greif, Inc. does not have long term senior secured debt ratings from both S&P and Moody's, Greif, Inc. is judged by the Administrative Agent, in its sole discretion, to be of credit quality less than the equivalent (with respect to each missing rating) of B+ by S&P and B1 by Moody's and 30 days have elapsed from the date such judgment is delivered by the Administrative Agent to the Seller, then, and in any such event the Investor or the Administrative Agent may by written notice to the Seller declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, Greif, Inc. (if it is then serving as the Servicer) shall cease to be the Servicer, and the Administrative Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Investors and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this

Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII
                                    THE AGENT

          Section 8.01 Authorization and Action. Each Investor hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

          Section 8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent's servicing, administering or collecting Pool Receivables as Servicer), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor (whether written or oral) and shall not be responsible to any Investor for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Servicer or to inspect the property (including the books and records) of the Seller or the Servicer; (d) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                   ARTICLE IX
                                 INDEMNIFICATION

          Section 9.01 Indemnities by the Seller. Without limiting any other rights that the Administrative Agent, the Investors or Scaldis Capital Limited (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of

Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay within 30 days of demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under this Agreement or any of the other Transaction Documents or any certificate or document or report (including emails and other electronic form) delivered pursuant to this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

          (ii) the failure by the Seller or any Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

          (iii) the failure to vest in the Investors, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

          (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or at any subsequent time;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer);

          (vi) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

          (vii) any products liability or other claim arising out of or in connection with goods or services which are the subject of any Contract;

          (viii) the commingling of Collections of Pool Receivables at any time with other funds;

               (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

               (x) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document in all material respects; or

               (xi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.

                                    ARTICLE X
                                  MISCELLANEOUS

          Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Administrative Agent, as agent for the Investors (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Administrative Agent, affect the rights or duties of the Servicer under this Agreement; and provided, further, that no prospective amendment, waiver or consent which purports to (i) waive an Event of Termination, (ii) increase any of the percentages specified in Section
7.01 (h), (i) or (j), (iii) increase the percentages in the definition of "Concentration Limit", (iv) amend or waive Sections 4.01(f) or 4.01(q) through
(u), or (v) effect any other material changes to this Agreement, shall be effective without prior written confirmation from each Rating Agency then providing a rating on the credit exposure represented by the Receivable Interests (a "Relevant Rating") that such amendment, waiver or consent will not cause its then current Relevant Rating to be reduced or withdrawn. No failure on the part of the Investors or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Servicer shall provide to each Rating Agency then providing a Relevant Rating prompt written notice of any amendment, waiver or consent hereto or hereunder.

          Section 10.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof (or, in the case of an Additional Originator, at its address set out in its Accession Agreement) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

          Section 10.03 Assignability; Additional Originator. (a) This Agreement; and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns to an Eligible Assignee or any other party which is acceptable to the Administrative Agent and reasonably acceptable to Greif, Inc. as evidenced by Greif, Inc.'s written consent to the designation of such party as an assignee (such consent not to be unreasonably delayed or withheld). Each assignor of a Receivable Interest or any interest therein shall notify the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or any Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Administrative Agent, provided that the assignee or participant has agreed to maintain the confidentiality of such information on substantially the terms of
Section 10.09(b).

               (b) The rights and obligations of the Administrative Agent under this Agreement shall be assignable by the Administrative Agent to an Eligible Assignee (subject, in the case of an assignment to an Eligible Assignee described in clause (iv) of the definition thereof, to obtaining the consent from Greif, Inc. required thereby).

               (c) The Seller, the Servicer and the Originators may not assign their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent.

               (d) Any Subsidiary of Greif, Inc. shall have the right to become an Additional Originator upon at least 60 Business Days' prior notice to the Seller, each Investor and the Administrative Agent and subject to the fulfillment of the following conditions precedent to the satisfaction of the Administrative Agent:

          (i) such Subsidiary shall be a corporation or limited liability company incorporated or organized (as the case may be) under the laws of one of the United States of America;

          (ii) such Subsidiary shall have executed and delivered to the Administrative Agent (1) an accession agreement substantially in the form of Annex H hereto (an "Accession Agreement") and (2) a fully executed Accession Agreement (as defined in the Sale and Contribution Agreement);

          (iii) each Investor and the Administrative Agent shall have received one or more opinions, each in form, substance and scope satisfactory to it, from one or more counsel to such Subsidiary acceptable, in its reasonable judgment, to the Purchaser and the Administrative Agent;

          (iv) such Subsidiary shall have delivered to the Administrative Agent, with respect to such Subsidiary as an Originator, each of the copies, certifications and other evidence required under paragraphs (a),
     (b), (c), (d), (i), (j), (k), (l) and (m) of Section 3.01 (in the case of paragraphs (j) and (k) thereof, the certificates required thereby shall be from the equivalent officials in the state of incorporation or organization of such Subsidiary) all relating to such Subsidiary;

          (v) such Subsidiary shall have delivered to the Administrative Agent such fully executed Lock Box Agreements as shall be deemed necessary or advisable by the Administrative Agent in relation to Collections on Originator Receivables created or to be created by such Subsidiary;

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

          (vi) such UCC and other filings with respect to the receivables and other assets to be sold by such Subsidiary pursuant to this Agreement have been made to the reasonable satisfaction of the Administrative Agent;

          (vii) such Subsidiary shall have become a member of the Seller on the terms and subject to the conditions of the LLC Agreement;

          (viii) such Subsidiary shall have satisfied each condition precedent to the Sale and Contribution Agreement to its accession as an Additional Seller to such agreement (other than paragraph (c)(vii) of Section 8.03 of such agreement); and

          (ix) each Rating Agency shall have confirmed that the accession of such Subsidiary as an Additional Seller shall not adversely affect the then current ratings of the Purchaser's commercial paper notes.

          Upon satisfaction of such conditions precedent, such Subsidiary shall be an Additional Originator and a party to this Agreement in such capacity for all purposes hereunder.

          Section 10.04 Participations. Any Investor (each, a "Participator") may grant to any one or more financial institutions (each, a "Participant"), on a participating basis but not as a party to this Agreement, a participation or participations in all or any part of such Participator's rights and benefits under this Agreement or any other Transaction Document. In the event of any such grant by a Participator of a participating interest to a Participant, such Participator's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Participator shall remain solely responsible for the performance thereof, and the Seller, Servicer and Originators shall continue to deal solely and directly with such Participator in connection with such Participator's rights and obligations under this Agreement. Each of the Seller, Servicer and Originators agrees that each Participant shall, to the extent of its participation, be entitled to the benefits of Sections 2.08, 2.09 and 2.10 hereof as if such Participant were an Investor hereunder; provided, however, that each of the Seller, Servicer and Originators shall not be required to pay any greater amount to any Participant under this Agreement than it would have been required to pay to the Participator granting such participation if such participation had not been granted, unless each of the Seller, Servicer and Originators shall have approved in writing the grant of such participation, provided, further, however, that in any event each of the Seller, Servicer and Originators shall be obligated to pay to such Participator amounts equal to the amounts such Participator is entitled to receive under this Agreement. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement.

          Section 10.05 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 9.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent, any Investor or their respective Affiliates in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, the Sale and Contribution Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Purchaser and their respective Affiliates with respect thereto and with respect to advising the Administrative Agent, the Purchaser and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and

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

expenses), of the Administrative Agent, the Investors and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

          Section 10.06 No Proceedings. Each of the Seller, the Administrative Agent, the Servicer, each Investor, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against the Administrative Agent and each Investor, or join any other Person in instituting against, the Purchaser any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by the Purchaser, any Investor or Scaldis Capital Limited shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          Section 10.07 Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser, and shall be payable by the Purchaser solely as provided in this Agreement. The Seller and the Originators agree that the Purchaser shall only be required to pay any expenses, indemnities or other liabilities that it may incur under this Agreement, including, without limitation, amounts payable pursuant to Section 10.05, or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent the Purchaser has available funds; provided, however, if the Purchaser has insufficient funds to make all payments required by this Agreement to the Seller, the Seller shall not be excused from the performance of its obligations under this Agreement. In addition, no amount owing by the Purchaser hereunder in excess of the liabilities that the Purchaser is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States Code) against the Purchaser. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of or claim against, the Purchaser, arising out of or based upon this Agreement, against any employee, officer, member or manager of the Purchaser or any affiliate thereof.

          Section 10.08 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of any party to any other party under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt or charging thereof would be contrary to provisions of law applicable to the party charging interest limiting rates of interest which may be charged or collected by such party. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the party charging interest, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such party shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such party herein called the "Highest Lawful Rate"), and any excess shall be credited to the other party by such party (or, if such consideration shall have been paid in full, such excess refunded to such other party); (c) all

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

sums paid, or agreed to be paid, to such party for the use, forbearance and detention of the amounts owed under this Agreement by such other party to such party hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such amounts owed under this Agreement until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to this Agreement together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such party pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any reductions in the interest otherwise provided pursuant to this Agreement, as applicable, shall be carried forward and collected in periods in which the amount of interest accruing otherwise pursuant to this Agreement shall be less than the Highest Lawful Rate until the total amount of interest (including such fees deemed to be interest) accrued pursuant to this Agreement equals the amount of interest which would have accrued to such party if a varying rate per annum equal to the Alternate Base Rate had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section.

          Section 10.09 Confidentiality. (a) The Seller, each Originator and the Servicer each agrees to maintain the confidentiality of this Agreement, and of related non-public information provided to it in connection with this Agreement, in communications with third parties and otherwise; provided that this Agreement and related non-public information relating hereto may be disclosed by any of them (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrative Agent, (ii) to the legal counsel and auditors of the Seller and the Servicer if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that no such party shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

               (b) The Administrative Agent and each of the Investors agrees to maintain the confidentiality of this Agreement, and of related non-public information provided to it in connection with this Agreement, in communications with third parties and otherwise; provided that this Agreement and non-public information relating hereto may be disclosed by any of them (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) to the legal counsel and auditors of the Administrative Agent or any Investor if they agree to hold it confidential, (iii) to any Rating Agency, or (iv) to the extent required by applicable law or regulation or required or requested by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that no such party shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

          Section 10.10 Disclosure of Tax Treatment. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction document, all persons may disclose to any and or persons, without limitation of any kind, the United States federal income tax treatment of the transactions contemplated by this Agreement and the other

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

Transaction Documents, any fact relevant to understanding the United States federal tax treatment thereof, and all materials of any kind (including opinions or other tax analyses) relating to such United States federal tax treatment; provided, that no person may disclose the name of or identifying information with respect to any party identified herein or in the Transaction Documents or any pricing terms or other non public business or financial information that is unrelated to the purported or claimed United States federal income tax treatment of the transaction and is not relevant to understanding the purported or claimed United States federal income tax treatment of the transaction, without the prior consent of the Seller and the Administrative Agent.

          Section 10.11 GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS IN THE RECEIVABLES AND THE SALE AND CONTRIBUTION AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 10.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 10.13 Survival of Termination. The provisions of Sections 2.08, 2.09, 2.10, 6.07, 9.01, 10.05, 10.06, 10.07, 10.10, 10.11, 10.14 and 10.15
shall survive any termination of this Agreement.

          Section 10.14 Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the Seller, the Servicer, each Originator and the Administrative Agent consents to the service of any and all process in any such action or proceeding by the mailing or delivery of copies of such process to it at its address specified in Section 10.02. Nothing in this
     Section 10.14 shall affect the right of the Investors or the Administrative Agent to serve legal process in any other manner permitted by law.

          Section 10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE

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

LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

                  [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:                                 GREIF RECEIVABLES FUNDING LLC


                                          By: /s/ Robert S. Zimmerman
                                             -----------------------------------
                                             Title: Treasurer

                                          Greif Receivables Funding LLC
                                          c/o The Corporation Trust Company
                                          The Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801
                                          Attention: CT Corp
                                          Facsimile No: +1 216 621 4059


GI ORIGINATOR AND SERVICER:             GREIF, INC.


                                          By: /s/ Robert S. Zimmerman
                                             -----------------------------------
                                             Title: Treasurer

                                          Greif, Inc.
                                          425 Winter Road
                                          Delaware, OH 43015
                                          United States of America
                                          Attention: Treasurer
                                          Facsimile No: +1 740 549 6102

                                          With a copy to the General Counsel at
                                           Greif, Inc.:
                                          425 Winter Road
                                          Delaware, OH 43015
                                          United States of America


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

GCI ORIGINATOR:                         GREIF CONTAINERS INC.


                                          By: /s/ Robert S. Zimmerman
                                             -----------------------------------
                                             Title: Treasurer

                                          425 Winter Road
                                          Delaware, OH 43015
                                          United States of America
                                          Attention: Treasurer
                                          Facsimile No: +1 740 549 6102


GLCC ORIGINATOR:                        GREAT LAKES CORRUGATED CORP.


                                          By: /s/ Robert S. Zimmerman
                                             -----------------------------------
                                             Title: Treasurer

                                          425 Winter Road
                                          Delaware, OH 43015
                                          United States of America
                                          Attention: Treasurer
                                          Facsimile No: +1 740 549 6102


INVESTOR:                               SCALDIS CAPITAL LLC


                                          By: /s/ C.L.
                                             -----------------------------------
                                             Title: Director of the sole member,
                                             Scaldis Capital Limited

                                             c/o Lord Securities Corporation
                                             2 Wall Street
                                             New York, NY 10005
                                             Facsimile No:  +212 346 9012

ADMINISTRATIVE AGENT:            FORTIS BANK S.A./N.V., as Administrative
                                 Agent


                                   By: /s/ Noel Keppens
                                      -----------------------------------
                                      Title: Deputy Director

                                   By: /s/ Matthijs Van Der Want
                                      -----------------------------------
                                      Title: Director of Financial Management
                                             Financial Markets

                                      c/o MeesPierson Trust B.V.
                                      Herengracht 548
                                      1017 CG Amsterdam
                                      The Netherlands
                                      Attention: Ms Erika Vlug
                                      Facsimile No: +31 20 527 4150


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